Exhibit 10.23

Deed

Execution Copy

Investment in Paradise Phosphate Pty Ltd

Deed of Amendment
______________________________________________________________________
Convertible Note Agreement

MLC Centre Martin Place Sydney NSW 2000 Australia	Telephone +61 2 9225 5000 Facsimile +61 2 9322 4000
GPO Box 4227 Sydney NSW 2001 Australia	www.freehills.com DX 361 Sydney

Sydney Melbourne Perth Brisbane Singapore	Correspondent offices in Hanoi Ho Chi Minh City Jakarta

Contents

1	Definitions and interpretation		2
	1.1	Definitions	2
	1.2	Interpretation	2
	1.3	Interpretation of inclusive expressions	3
	1.4	Incorporated definitions	3
	1.5	Incorporated provisions	3
	1.6	Deed components	3

2	Conditions		3
	2.1	Conditions precedent 3	3
	2.2	Notice to Borrower	4

3	Amendment		4
	3.1	Amendment to Note	4
	3.2	Amendments not to affect validity, rights, obligations	4
	3.3	Confirmation	4
	3.4	Obligor acknowledgments	4

4		Second tranche of Subscription Notes	5
	4.1	Conditions precedent	5
	4.2	Acknowledgement	5
	4.3	Representations and warranties	5

5		General	5
	5.1	Notices	5
	5.2	Governing law and jurisdiction	5
	5.3	Noteholders	5
	5.4	Further action	5
	5.5	Costs and expenses	5
	5.6	Stamp duty	6
	5.7	Counterparts	6
	5.8	Attorneys	6
	5.9	Separate capacities	6
	5.10	Waiver	6
	5.11	Invalidity and enforceability	6

	Schedules
	Officer’s Certificate		8
	Amended and Restated Note		10

	Signing page		11

Contents 1

Amending deed no. 1

Date ►

Between the parties

Company	Paradise Phosphate Pty Ltd ACN 154 180 882 of Level 8, 580 St Kilda Road, Melbourne VIC 3004 (Company)

Legend	Legend International Holdings Inc. ARBN 120 855 352 of Level 8, 580 St Kilda Road, Melbourne VIC 3004 (Legend)

Initial Noteholders	Australian Microcap Investments Pty Ltd ACN 127 745 395 as trustee for Microcap Investment Trust 1 of Level 12, 90 Collins Street, Melbourne 3000 (MIT 1)

Australian Microcap Investments Pty Ltd ACN 127 745 395 as trustee for Microcap Investment Trust 2 of Level 12, 90 Collins Street, Melbourne VIC 3000 (MIT 2)

(Each an Initial Noteholder and together the Initial Noteholders)

Recitals	1	The parties are a party to the agreement entitled “convertible note agreement” dated 7 February 2012 (Note).

	2	The parties wish to amend the Note in the manner set out in this deed.

This deed witnesses	that, for valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

1	Definitions and interpretation

1.1	Definitions

The meanings of the terms used in this document are set out below.

Term	Meaning

Effective Date	the date of the notice given to the Company by the Initial Noteholders pursuant to clause 2.2 of this deed.

Note	the meaning given in recital 1 of this deed.

Second Completion Date	the Issue Date for the tranche of Notes described in recital 2 of this agreement.

1.2	Interpretation
In this deed:
(a)	Headings and bold type are for convenience only and do not affect the interpretation of this deed.
(b)	The singular includes the plural and the plural includes the singular.
(c)	Words of any gender include all genders.
(d)	Other parts of speech and grammatical forms of a word or phrase defined in this deed have a corresponding meaning.
(e)	An expression importing a person includes any company, partnership, joint venture, association, corporation or other body corporate and any Government Agency as well as an individual.
(f)
A reference to any thing (including any right) includes a part of that thing but nothing in this clause 1.2(f) implies that performance of part of an obligation constitutes performance of the obligation.

(g)	A reference to a clause, party, schedule, attachment or exhibit is a reference to a clause of, and a party, schedule, attachment or exhibit to, this deed.
(h)	A reference to any legislation includes all delegated legislation made under it and amendments, consolidations, replacements or re-enactments of any of them.
(i)	A reference to a document includes all amendments or supplements to, or replacements or novations of, that document.
(j)	A reference to a party to a document includes that party’s successors and permitted assignees.

2 Conditions

(k)	A reference to an agreement other than this deed includes a deed and any legally enforceable undertaking, agreement, arrangement or understanding, whether or not in writing.
(l)	A reference to a document includes any agreement in writing, or any certificate, notice, instrument or other document of any kind.
(m)	No provision of this deed will be construed adversely to a party because that party was responsible for the preparation of this deed or that provision.
(n)	A reference to a body, other than a party to this deed (including an institute, association or authority), whether statutory or not:
(1) which ceases to exist; or
(2) whose powers or functions are transferred to another body, is a reference to the body which replaces it or which substantially succeeds to its powers or functions.
(o)	References to time are to Melbourne time.
(p)	Where this agreement confers any power or authority on a person that power or authority may be exercised by that person acting personally or through an agent or attorney.
1.3	Interpretation of inclusive expressions
Specifying anything in this deed after the words ‘includes’ or ‘for example’ or similar expressions does not limit what else is included unless there is express wording to the contrary.
1.4	Incorporated definitions
A word or phrase, other than one defined in clause 1.1, defined in the Note has the same meaning when used in this deed.
1.5	Incorporated provisions
Clauses 1.5, 16, 19, 21 of the Note apply to this deed as if set out in full in this deed and as if references in those clauses to ‘this agreement’ were to ‘this deed’.
1.6	Deed components
This deed includes any schedule.
2	Conditions

2.1	Conditions precedent
The Effective Date does not occur until the Initial Noteholders have received the following in form and of substance satisfactory to it:
(a)	This deed: an original of this deed executed by each party;
(b)
Officer’s certificates: a certificate given in respect of the Company and Legend in substantially the form set out in Schedule 1 and dated no more than 5 Business Days before the Second Completion Date;

(c)
Legal opinion: a legal opinion in respect of Legend and this deed addressed to the Initial Noteholders confirming its power to enter into this deed and its obligations under each Security and its cross guarantee and indemnity provided for in clause 18 of the Note continue to apply despite the amendments contemplated or effected by this deed;

3 Amendment

(d)	Fees and expenses: evidence that all fees and expenses due and payable by the Company or Legend to the Initial Noteholders have been paid or will be paid on or prior to the Second Completion Date; and
(e)	No Event of Default: in the opinion of the Initial Noteholders no Event of Default has occurred between the date of this deed and Second Completion Date.
2.2	Notice to Borrower
The Initial Noteholders must give notice to the Company as soon as practicable after the conditions precedent in clause 2.1 have been satisfied.
3	Amendment

3.1	Amendment to Note
On and with effect from the Effective Date, the Note is amended and restated as set out in Schedule 2.
3.2	Amendments not to affect validity, rights, obligations
(a)	The amendments to the Note in clause 3.1 do not affect the validity or enforceability of the Note or any other Transaction Document.
(b)	Nothing in this deed:
(1) prejudices or adversely affects any right, power, authority, discretion or remedy arising under the Note or any other Transaction Document before the Effective Date; or
(2) discharges, releases or otherwise affects any liability or obligation arising under the Note or any other Transaction Document before the Effective Date.
3.3	Confirmation
(a)	On and with effect from the Effective Date, each party is bound by the Note as amended by this deed.
(b)	Each party acknowledges and agrees that this deed is a ‘Transaction Document’ as defined in, and for all purposes under, the Note.
3.4	Obligor acknowledgments

Each Obligor confirms that its obligations under each Security and its cross guarantee and indemnity provided for in clause 18 of the Note continue to apply despite the amendments contemplated or effected by this deed

4 Second tranche of Subscription Notes

4	Second tranche of Subscription Notes

4.1	Conditions precedent
(a)	On and with effect from the Effective Date, in respect to the second tranche of Subscription Notes described in recital 2 of the Note:
(1) the Initial Noteholders agree to waive the conditions precedent in clause 2.1 of the Note; and
(2) the parties agree that references to “clause 2.1” in clauses 2.3 and 5.1 of the Note will be read as if those references were to “clause 2.1” of this deed.
4.2	Acknowledgement

For the avoidance of doubt, the parties acknowledge that the second tranche of Subscription Notes will, for the purposes of each Transaction Document and for all other purposes, be issued under clause 3.1 of the Note.

4.3	Representations and warranties
The Company and Legend represent and warrant that each of the representations and warranties given by it in the Note are true in respect of the facts subsisting at the date of this deed.
5	General

5.1	Notices
A notice given under this deed must be given in accordance with the Note.
5.2	Governing law and jurisdiction
(a)	This deed is governed by the laws of Victoria.
(b)	Each party irrevocably submits to the non-exclusive jurisdiction of the courts of Victoria.
5.3	Noteholders
The rights and obligations of each Initial Noteholder are several among the Initial Noteholders.
5.4	Further action
Each party must do all things and execute all further documents necessary to give full effect to this deed.
5.5	Costs and expenses

The Company must pay all reasonable costs and expenses of the Initial Noteholders and the Security Trustee in relation to the negotiation, preparation, execution, delivery, stamping and completion of this deed.

5 General

5.6	Stamp duty
The Company must pay any stamp duty or similar Tax which is payable in connection with the execution or performance of this deed.
5.7	Counterparts
(a)	This deed may be executed in any number of counterparts.
(b)	All counterparts, taken together, constitute one instrument.
(c)	A party may execute this deed by signing any counterpart.
5.8	Attorneys
Each of the attorneys executing this deed states that the attorney has no notice of the revocation of the power of attorney appointing that attorney.
5.9	Separate capacities

If a person is a party or a Noteholder in more than one capacity of trustee, responsibility entity, agent, custodian or nominee, the person will for the purposes of this agreement be treated as a separate person in respect of each such capacity.

5.10	Waiver
No party to this agreement may rely on the words or conduct of any other party as a waiver of any right unless the waiver is in writing and signed by the party granting the waiver.
The meanings of the terms used in this clause 5.10 are set out below.

Term	Meaning

conduct	includes delay in the exercise of a right.

right	any right arising under or in connection with this agreement and includes the right to rely on this clause.

waiver	includes an election between rights and remedies, and conduct which might otherwise give rise to an estoppel.

5.11	Invalidity and enforceability

If any provision of this agreement is invalid under the law of any jurisdiction the provision is enforceable in that jurisdiction to the extent that it is not invalid, whether it is in severable terms or not.

Clause 5.11(a) does not apply where enforcement of the provision of this agreement in accordance with clause 5.11(a) would materially affect the nature or effect of the parties’ obligations under this agreement.

Schedules

Officer’s Certificate	8

Amended and Restated Note	10

Schedule 1

Officer’s Certificate

Clause 2.1(b)
To: Australian Microcap Investments Pty Ltd ACN 127 745 395 as trustee for Microcap Investment Trust 1 of Level 12, 90 Collins Street, Melbourne 3000
Australian Microcap Investments Pty Ltd ACN 127 745 395 as trustee for Microcap Investment Trust 2 of Level 12, 90 Collins Street, Melbourne VIC 3000 (Initial Noteholders)
I [insert name] am a [insert capacity - director/secretary] of each of [insert names of Transaction Parties] (each a Obligor).
I refer to the amending deed dated [insert date] (Amending Deed).
A term defined in the Amending Deed has the same meaning when used in this Certificate.
I have been authorised by each Obligor to give this certificate.
I certify as follows:
1	Relevant documents

Attached to this certificate are true, complete and up-to-date copies of each of the following:
(a)	power of attorney: if applicable, a duly executed power of attorney granted by each Obligor authorising execution of the Amending Deed;
(b)	constitution: constitution of the Company: and
(c)	resolutions: a copy of a resolution of the board of directors and shareholders (if applicable) of each Obligor approving the terms of, and the transactions contemplated by the Amending Deed.
2	No revocation

Each document[ and power of attorney] referred to in clause 1 of this Schedule 1 is in full force and effect and has not been amended, modified or revoked.
3	Officers

[The Officers of each Obligor previously notified to you have not changed].

Schedule 1 Officer's Certificate

4	Certification

I certify that:
(a)
each Obligor has, in connection with the execution, delivery and performance of the Amending Deed, complied with Chapter 2E Part 2J.3 of the Corporations Act 2001 (Cth), where required by law to do so;

(b)
as at the date of execution of the Amending Deed, each Obligor is solvent and will not become insolvent by entering into and performing its obligations under the Amending Deed, the Note as amended by the Amending Deed and the other Transaction Documents to which it is a party;

(c)	entering into the Amending Deed is for the corporate benefit of each Obligor; and
(d)
the constitution of each Obligor that was attached to our certificate dated 7 February 2012 has not changed other than the constitution of the Company which has been amended and which is attached to this certificate as a true, complete and up-to-date copy of that constitution as amended.

sign here ►	________________________________
[insert name and capacity –
director/secretary]
date	________________________________

Schedule 2

Amended and Restated Note

Agreement

Execution Copy

Investment in Paradise Phosphate Pty Ltd

Amended and restated convertible note agreement

101 Collins Street Melbourne Vic 3000 Australia GPO Box 128A Melbourne Vic 3001 Australia Sydney Melbourne Perth Brisbane Singapore	Telephone +61 3 9288 1234 Facsimile +61 3 9288 1567 www.freehills.com DX 240 Melbourne Associated offices in Jakarta Beijing Shanghai Hanoi Ho Chi Minh City

Contents

1	Definitions and interpretation		2
	1.1	Agreement components	2
	1.2	Definitions	2
	1.3	Interpretation	17
	1.4	Interpretation of inclusive expressions	18
	1.5	Business Day	18
	1.6	Personal Property Securities (PPS) Law	18
	1.7	Termination	19

2	Conditions precedent		19
	2.1	Conditions precedent	19
	2.2	Cut-off date	20
	2.3	Waiver	20
	2.4	Transfer of Mining Rights to the Company	20

3	Issue of Notes		20
	3.1	Issue of Notes	20
	3.2	Ranking of Notes	21
	3.3	Use of subscription proceeds	21
	3.4	Transfer of Notes	21

4	Interest		22
	4.1	Payment	22
	4.2	Rate	22
	4.3	Calculation	22
	4.4	Capitalisation	22

5	Completion		22
	5.1	Time and place for Completion	22
	5.2	Company actions at Completion	22
	5.3	Payment at Completion	23
	5.4	Documents to be delivered at Completion	23
	5.5	Post Completion actions	23
	5.6	Nominee	23

6	Repayment of Notes		23
	6.1	Payment on the Scheduled Repayment Date	23
	6.2	Method of payment	23
	6.3	Redemption of Notes on occurrence of Redemption Event	23
	6.4	Redemption Notice	25
	6.5	Appropriation	25

7	Conversion		26
	7.1	Restriction on Conversion	26
	7.2	Mandatory Conversion	26
	7.3	Conversion Mechanics	26
	7.4	Undertakings relating to Conversion	27
	7.5	Post completion	27
	7.6	Discharge of Security	27

8	The Conversion Price and adjustment		28
	8.1	Initial Conversion Price	28

Convertible note agreement   Contents 1

Contents

	8.2	Adjustment of Conversion Price	28
	8.3	Adjustment conditions	29
	8.4	Appointment of Independent Expert	29

9	Restrictions on the Company		29
	9.1	Restrictions	29

10	Warranties		31
	10.1	Warranties	31
	10.2	Noteholder Warranties	31
	10.3	Repetition warranties	31
	10.4	Survival	31
	10.5	Reliance	32
	10.6	Independent Warranties	32
	10.7	Indemnities	32

11	Ongoing requirements		32
	11.1	Compliance	32
	11.2	Remain a company limited by shares	32
	11.3	Authorisations and consents	32
	11.4	Maintain records and financial statements	33
	11.5	Provision of information to Noteholders	33
	11.6	Restriction on transfer and issue of equity securities in the Company	33
	11.7	Notification to Noteholders	35
	11.8	Noteholder attendance at board and shareholders meetings	36
	11.9	Payment of tax	36
	11.10	Majority Independent Board	36
	11.11	Maintain assets	36
	11.12	Maintain insurance	37
	11.13	Financial covenant	37
	11.14	Further assurances regarding Security	37

12	Events of default		37
	12.1	Events of default	37
	12.2	Appointment of a Controller	39

13	Tax Indemnity		40
	13.1	Tax indemnity	40
	13.2	Gross up	40

14	Tax Claims		40
	14.1	Notice of claims	40
	14.2	Details required	41
	14.3	Payment of Tax Claims	41
	14.4	Disputing Tax Claims	41

15	Duties, costs and expenses		42
	15.1	Duties	42
	15.2	Costs and expenses	42

16	GST		42
	16.1	Definitions	42
	16.2	GST	43
	16.3	Tax invoices	43
	16.4	Reimbursements	43

Convertible note agreement   Contents 2

Contents

17	Note certificates and register		43
	17.1	Note certificates	43
	17.2	Maintenance of register	44
	17.3	Effect of inscription	44
	17.4	Inspection	44
	17.5	Replacement	44

18	Cross guarantee and indemnity		44
	18.1	Cross guarantee and indemnity	44
	18.2	Extent of cross guarantee and indemnity	45
	18.3	Assignment benefit	45
	18.4	Accession of new Security Provider	45

19	Information		46
	19.1	Confidentiality	46
	19.2	Extent of obligation	46

20	Notices		46
	20.1	How and where Notices may be sent	46
	20.2	When Notices are taken to have been given and received	46

21	Trustee provisions		47
	21.1	Capacity	47
	21.2	Trustee representations and warranties	47
	21.3	Restrictions	48

22	General matters		48
	22.1	Noteholders	48
	22.2	Waiver	48
	22.3	Invalidity and enforceability	49
	22.4	Severance	49
	22.5	Counterparts	49
	22.6	Separate capacities	49
	22.7	Further action to be taken at each party's own expense	49
	22.8	Cumulative rights	49
	22.9	Survival	49
	22.10	Variation	49
	22.11	Governing law and jurisdiction	49

	Schedules
	Notice details		52
	Form of Note certificate		53
	Warranties		54
	Noteholder Warranties		61
	Form of Redemption Notice		62
	Cash Flow Model		63
	Capital Structure		64
	Mining Rights		65
	Officer's certificate		67

Convertible note agreement   Contents 3

Contents

Signing page	69

Attachments
Deed of adherence
New Security Provider Accession Deed Poll

Convertible note agreement   Contents 4

Amended and restated convertible note agreement

Date ►

Between the parties
Initial Noteholders

Australian Microcap Investments Pty Ltd ACN 127 745 395 as trustee for Microcap Investment Trust 1 of Level 12, 90 Collins Street, Melbourne 3000 (MIT 1)

Australian Microcap Investments Pty Ltd ACN 127 745 395 as trustee for Microcap Investment Trust 2 of Level 12, 90 Collins Street, Melbourne VIC 3000 (MIT 2)

(Each an Initial Noteholder and together the Initial Noteholders)

Company	Paradise Phosphate Pty Ltd ACN 154 180 882 of Level 8, 580 St Kilda Road, Melbourne VIC 3004 (Company)
Legend	Legend International Holdings Inc. ARBN 120 855 352 of Level 8, 580 St Kilda Road, Melbourne VIC 3004 (Legend)
Recitals	1

On 10 February 2012 (First Completion Date), the Company issued the first tranche of Notes to the Initial Noteholders, and the Initial Noteholders subscribed for the first tranche of Notes, on the terms and conditions of this agreement, in the following proportion:

●   MIT 1, 1,965,000 Notes; and

●   MIT 2, 5,535,000 Notes.-

2
The parties have agreed to amend and restate this agreement and the Company has agreed to issue, and the Initial Noteholders have agreed to subscribe for, a second tranche of Notes, on the terms and conditions of this agreement, in the following proportion:

●   MIT 1, 655,250 Notes; and

●   MIT 2, 1,844,750 Notes.

The parties agree as follows:

Convertible note agreement pg 1

1	Definitions and interpretation

1.1	Agreement components

This agreement includes any schedule.

1.2	Definitions

The meanings of the terms used in this agreement are set out below.

Term	Meaning

Acceptable Bank
Westpac Banking Corporation, National Australia Bank Limited, Australia and New Zealand Banking Corporation, Commonwealth Banking Corporation or other bank or financial institution approved by the Noteholders.

Accounting Standards	1
the accounting standards required under the Corporations Act (including the Approved Accounting Standards issued by the Australian Accounting Standards Board) and other mandatory professional reporting requirements issued by the joint accounting bodies (including the Australian Accounting Standards issued either jointly by CPA Australia and the Institute of Chartered Accountants in Australia or by the Australian Accounting Research Foundation on behalf of CPA Australia and the Institute of Chartered Accountants in Australia); and

	2	if no accounting standard applies under the Corporations Act or other mandatory professional reporting requirements, the principles set out in Australian Statements of Accounting Concepts.

Accounts	all of the audited accounts of the Company for 3 years preceding the Accounts Date.

Accounts Date	date of execution of this agreement.

Acorn	Acorn Capital Limited ACN 082 694 531 of Level 12, 90 Collins Street Melbourne, VIC 3000.

Action	action, dispute, claim, counter-claim, demand, investigation, inquiry, prosecution, litigation, proceeding, arbitration, mediation or dispute resolution.

Convertible note agreement pg 2

1 Definitions and interpretation

Term	Meaning

ASIC	Australian Securities and Investment Commission.

Asset Sale	a sale of all, or substantially all, the assets of the Company.

Associate	the same meaning as in section 9 of the Corporations Act.

ASX	Australian Securities Exchange.

Authorisation	includes:

	1	any consent, registration, filing, agreement, notice of non-objection, notarisation, certificate, licence, approval, permit, authority or exemption from, by or with a Government Agency; and

2
in relation to anything that a Government Agency may prohibit or restrict within a specific period, the expiry of that period without intervention or action or notice of intended intervention or action.

Available Cash	at any time, cash at bank (including on term deposit) credited to an account in the name of the Company with an Acceptable Bank for so long as:

	1	that cash is payable to the Company on demand;

	2	repayment of that cash is not contingent on the prior discharge of any other Financial Indebtedness of the Company or of any other person whatsoever or on the satisfaction of any other condition; and

	3	there is no Security Interest over that cash other than a Security.

Business Day	a day on which banks are open for business in Melbourne excluding a Saturday, Sunday or public holiday in that city.

Business Hours	9.00am to 5.00pm on a Business Day.

Cash Equivalent Investments	at any time:
	1	certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank;

2
any investment in marketable debt obligations issued or guaranteed by the federal government of Australia or the government of any State or Territory of Australia or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

3
any investment accessible within 30 days in money market funds which have a credit rating of either B+ or higher by Standard & Poor's Rating Services or AA or higher by Fitch Ratings or Aa2 or higher by Moody's Investor Services and which invest substantially all their assets in securities of the types described in paragraphs 1 and 2 above; or

Convertible note agreement pg 3

1 Definitions and interpretation

Term	Meaning

	4	any other debt security approved by the Noteholders.

Cash Flow Model	the 12 month cash flow model set out in Schedule 6.

Change in Control	1	a person who Controls the Company ceasing to do so; or

	2	another person acquiring Control of the Company.

Child Entity	in respect of an entity, each entity Controlled by that entity.

Company Equity Issue	the meaning given in clause 11.6(b).

Completion	the settlement of the issue of a tranche of the Subscription Notes under this agreement.

Completion Date	in relation to a Note, the Issue Date of the Note.

Contested Taxes	a Tax payable by the Company when the Company is contesting its liability to pay that Tax, and has reasonable grounds to do so.

Control
the meaning given in section 50AA of the Corporations Act and includes the possession of the power, directly or indirectly, whether by contract (but excluding any contract of employment or similar whereby a person is employed in an executive capacity, e.g. Chief Executive Officer) or ownership, to direct or cause the direction of the management and affairs of a person or entity, including investment decisions, and Controlling and Controlled will be construed accordingly.

Conversion	the repayment of the Outstanding Amount and the application of the proceeds to subscribe for that number of Ordinary Shares as is determined by clause 7.3 and convert has a corresponding meaning.

Conversion Date	in respect of a Note, the date of Conversion as determined in clause 7.2.

Conversion Price	the price per Ordinary Share, as determined under clause 8.

Convertible note agreement pg 4

1 Definitions and interpretation

Term	Meaning

Conversion Shares	the aggregate number of Ordinary Shares that a Noteholder is entitled to on Conversion of that Noteholder’s Notes as determined under clause 7.3.

Corporations Act	the Corporations Act 2001 (Cth).

Deed of Adherence	a deed of adherence in the form of Attachment 1.

Disputing Action
in respect of Tax Claim, any action to cause the Tax Claim to be withdrawn, reduced or postponed or to avoid, resist, object to, defend, appear against or compromise the Tax Claim and any judicial on administrative proceedings arising out of that action.

Effective Consideration per Share
the aggregate consideration receivable by the Company for the relevant issue of Equity Securities plus the additional minimum consideration (if any) to be received by the Company on (and assuming) the conversion, exchange or exercise of the relevant Equity Securities (without any deduction for any commissions, discounts or expenses paid, allowed or incurred in connection with the issue) divided by the number of Shares comprised in the relevant Equity Securities or into or for which the relevant Equity Securities may be converted, exchanged or exercised.

Where the consideration receivable or the number of shares is subject to adjustment for future events such consideration and number of shares is to be determined as if conversion, exchange or exercise occurred at the time of the calculation and on the basis of the facts and circumstances then existing including facts and circumstances occurring in connection with the events in respect of which the Effective Consideration is being calculated.

Effective	A
Consideration per	B
Sale Share
where:

A =

	1	in the case of a Legend Sell Down, the aggregate consideration receivable by Legend (and any Related Party of Legend) for the relevant disposal of Ordinary Shares held by Legend plus the:

		●	completion adjustments to the purchase price (if in favour of Legend);

●
additional minimum consideration (if any) to be received by Legend (and any Related Party of Legend) on (and assuming) the occurrence of certain future events (where such additional minimum consideration is calculated on the basis of the facts and circumstances then existing including facts and circumstances occurring in connection with the events in respect of which the Effective Consideration per Sale Share is being calculated); and

		●	indirect consideration (by way of holding Ordinary Shares) to be received by Legend (and any Related Party of Legend) on (and assuming) the provision of benefits to the Company including:

Convertible note agreement pg 5

1 Definitions and interpretation

Term	Meaning

		●	providing, or arranging for the provision of, funding to the Company;

		●	providing, or arranging for the provision of, goods or services to the Company;

		●	offtake arrangements; and

		●	any other benefit indirectly or directly receivable by the Company in connection with, or as a consequence of, the Legend Sell Down,

OR

2	in the case of a Company Equity Issue, the aggregate consideration receivable by the Company (and any Related Party of the Company) for the issue of Equity Securities plus the:

●
additional minimum consideration (if any) to be received by the Company on (and assuming) the conversion, exchange or exercise of the relevant Equity Securities without any deduction for any commissions, discounts or expenses paid, allowed or incurred in connection with the issue (where the consideration receivable or the number of shares is subject to adjustment for future events such consideration and number of shares is to be determined as if conversion, exchange or exercise occurred at the time of the calculation and on the basis of the facts and circumstances then existing including facts and circumstances occurring in connection with the events in respect of which the Effective Consideration per Sale Share is being calculated); and

	●	increase in the value of the Company in connection with, or as a consequence of, the Company Equity Issue on (and assuming) the provision of benefits to the Company including:

		●	providing, or arranging for the provision of, funding to the Company;

		●	providing, or arranging for the provision of, goods or services to the Company;

		●	offtake arrangements; and

		●	any other benefit indirectly or directly receivable by the Company in connection with, or as a consequence of, the Company Equity Issue.

B =

	1	in the case of Legend Sell Down, the number of Ordinary Shares disposed of to a third party pursuant to the Legend Sell Down; or

	2	in the case of Company Equity Issue, the number of Shares comprised in the relevant Equity Securities or into or for which the relevant Equity Securities may be converted, exchanged or exercised.

Equity Securities
in respect of a company, each class of shares in the capital of the company, any note or other financial accommodation that is convertible into shares in the capital of the company or repayable by way of the issue of shares in the capital of the company and any option to be issued shares in the capital of the company.

Convertible note agreement pg 6

1 Definitions and interpretation

Term	Meaning

Excluded Issue	any issue of Ordinary Shares pursuant to the conversion of the Notes

Excluded Taxes	1	any Tax imposed on or calculated by reference to the net income of a Noteholder;

	2	any Tax which a Noteholder is entitled to claim as a deduction or credit against, relief or remission from any Tax.

Existing Security	1	Joint Venture/Farm In Agreement between Legend and King Eagle Resources Pty Ltd;
Interest
	2	Compensation Agreement - D-Tree North between Bezuma Pastoral Co Pty Ltd and Legend;

	3	Compensation Agreement - Paradise North between Bezuma Pastoral Co Pty Ltd and Legend;

	4	Compensation Agreement - Paradise North Project - between Calton Hills Pty Ltd and Legend & Supplementary Agreement dated 24 January 2011;

	5	Compensation Agreement - Access land for mining lease ML 90191 between Kalkadoon People #4 and Legend & Supplementary Agreement dated 20 January 2011;

	6	Joint Venture Agreement (D-Tree) between Mt Isa Metals Limited and Legend & Deed of Variation dated 19 October 2009;

7
Section 31 (Native Title) Deed between The State of Queensland, Legend and Indjalandji- Dhidhanu (ML 90190) & Section 31 (Native Title) Deed between The State of Queensland, Legend and Indjalandji-Dhidhanu (ML 90191);

	8	D-Tree North DSO and Paradise North DSO Mining Projects Ancilliary agreement between Indjalandji-Dhidhanu people and Legend;

	9	Share Sale Agreement between Real Grumpy Pty Ltd & Ernst Alfred Kohler and Legend; and

	10	Royalty obligations to the State of Queensland.

Event of Default	any of the events or circumstances described in clause 12.1.

Face Value	in respect of a Note, $1.

Financial Indebtedness
any indebtedness, present or future, actual or contingent, in respect of moneys borrowed or raised in any financial accommodation whatever including, without limitation, under or in respect of any overdraft facility, bill, bond, note, certificate of deposit, transferable or negotiable instrument, acceptance, guarantee, redeemable or repurchasable share or stock, discounting arrangement, finance lease, swap, option, futures contract or analogous transaction, put option, hire purchase, deferred purchase price (for more than 90 days) of any asset or service, or any obligation to deliver goods or provide services paid for in advance by any financier or in connection with any other financing transaction.

Convertible note agreement pg 7

1 Definitions and interpretation

Term	Meaning

First Completion Date	the meaning given in recital 1 of this agreement.

Government Agency	any government or governmental, administrative, monetary, fiscal or judicial body, department, commission, authority, tribunal, agency or entity in any part of the world.

Group Entity	1	a Parent Entity;

	2	a Child Entity;

	3	a Sibling Entity; or

	4	a Related Body Corporate.

GST	goods and services tax or similar value added tax levied or imposed in Australia under the GST Law or otherwise on a supply.

GST Group	has the same meaning as that term is defined in the GST Law.

GST Law	A New Tax System (Goods and Services Tax) Act 1999 (Cth).

IFFCO	Indian Farmers Fertiliser Cooperative Limited

IFFCO Bulk Sample Arrangement
the document setting out the details of the arrangement between the Company and IFFO for the extraction, transportation, testing and analysis of a bulk sample of phosphate extracted from the Mining Rights including the indicative timetable for undertaking these activities and providing the results of the testing.

Indirect TFA	an agreement between the members of a GST Group which is intended to allocate the funding of GST liabilities within the GST Group.

Indirect TSA	an agreement between the members of a GST Group which takes effect as an indirect tax sharing agreement under section 444-90 of Schedule 1 of the Taxation Administration Act 1953.

Independent Director
a non-executive director who is not a member of the Company’s management and who is free of any business or other relationship that could materially interfere with, or could reasonably be perceived to interfere with, the independent exercise of their judgment as a director.

Convertible note agreement pg 8

1 Definitions and interpretation

Term	Meaning

Independent Expert
the person nominated by the Company with the prior approval of the Noteholders or, in the absence of such approval, an independent firm of accountants appointed by the president for the time being of the Institute of Chartered Accountants in Australia.

Interest Period	1	the period from the Issue Date to first Interest Payment Date; and

	2	each subsequent period from (and including) an Interest Payment Date to (but excluding) the next Interest Payment Date.

Interest Payment	in relation to a Note:
Date
	1	30 June 2012, and each subsequent 31 December and 30 June until the Note is converted or repaid; and

	2	the date immediately prior to the earlier of:

● the date of conversion of that Note; and

● the date of repayment of that Note.

IPO	an initial public offering of Ordinary Shares.

IPO Price	the price per Ordinary Share at which Ordinary Shares are offered to the public pursuant to a Qualifying IPO.

Issue Date	the date on which a Note is issued by the Company under this agreement.

Key Mining Rights	1	MLA 90197;

	2	EPM 16942;

	3	ML 90190;

	4	EPM 15763;

	5	EPM 14753;

	6	EPM 174467;

	7	EPM 17333;

	8	ML 90191; and

	9	EPM 17330.

King Eagle Tenements
EPM 14905, EPM 14906, EPM 14912 and each other tenement held by King Eagle Resources Pty Limited as at the date of this agreement in which the Company or Legend is proposed to acquire an interest pursuant to the joint venture agreement between Legend and King Eagle Resources Pty Limited.

Convertible note agreement pg 9

1 Definitions and interpretation

Term	Meaning

Law	includes any law, statute, regulation, ordinance, authorisation, ruling, judgement and any order or decree of any Government Agency in any jurisdiction.

Legend Sell Down	the meaning given in clause 11.6(a).

Legend Services Agreement	the services agreement to be entered into between Legend and the Company under which Legend will provide head office services, and the use of facilities and equipment, to the Company.

Legend Transfer Agreement	the asset transfer agreement to be entered into between Legend and the Company under which Legend agrees to transfer the Phosphate Assets to the Company.

Liquid Assets	at any time, the aggregate of the Company's:

	1	Available Cash; and

	2	Cash Equivalent Investments,

in either case to which the Company is alone beneficially entitled at that time and which is not subject to any Security Interest other than a Security.

Loss	losses, liabilities, damages, costs, charges and expenses and includes Taxes and expenses relating to Taxes except Excluded Taxes.

Marketable	1	the meaning given to that expression in the Corporations Act; and
Securities
2
any units (whatever called) in a trust estate which represent a legal or beneficial interest in any of the income or assets of that trust estate and includes any options to acquire any units as described.

Material Adverse Change	any event or circumstance or series of events or circumstances which alone or together have or could reasonably be expected to have a Material Adverse Effect.

Material Adverse	a material adverse effect on:
Effect
	1	on the business, assets, liabilities, financial position or prospects of an Obligor;

	2	the ability of an Obligor to perform and comply with any material provision of any Transaction Document or the Legend Transfer Agreement; or

	3	the rights of the Noteholders under, or the enforceability of, a Transaction Document.

Convertible note agreement pg 10

1 Definitions and interpretation

Term	Meaning

Mining Rights	1	any tenement listed in Schedule 8;

	2	any access rights or rights to use infrastructure or extract water listed in Schedule 8; and

	3	any tenement granted pursuant to an application listed in Schedule 8.

New Security Provider Accession Deed	the accession deed in the form of Attachment 2.

Nominee	National Nominees Limited (in its capacity as custodian for the relevant Noteholder).

Note	a convertible note issued in accordance with clause 3.1 which has not been repaid or converted in accordance with this agreement.

Noteholder	1	each Initial Noteholder; and

	2	any person to whom a Note is transferred in accordance with this agreement.

Noteholder Warranties	the representations and warranties set out in Schedule 4.

Note Certificate	a certificate in the form set out in Schedule 2.

Obligor	1	the Company; and

	2	each Security Provider.

Ordinary Shares	fully paid ordinary shares in the capital of the Company.

Outstanding Amount	in respect of a Note:
	1	the Outstanding Principal in respect of the Note; and

	2	the accrued but uncapitalised and unpaid interest from time to time payable by the Company in respect of the Note under this agreement.

Convertible note agreement pg 11

1 Definitions and interpretation

Term	Meaning

Outstanding Principal	in respect of a Note:
	1	the Face Value of the Note; and

	2	any interest in respect of the Note which has been capitalised under this agreement.

Paradise Employment Contracts	employment contracts entered into between the Company and each of Craig Michael and Ed Walker.

Paradise Phosphate Project	the exploration and mining project in the Georgina Basin, Queensland which includes the phosphate deposits known as Paradise South, Paradise North and D-Tree.

Parent Entity	in respect of an entity, each entity which Controls that entity.

Permitted Financial Accommodation	any financial accommodation or any guarantee provided by an Obligor in respect of financial accommodation:

	1	under the Transaction Documents;

	2	in the ordinary course of business up to a maximum aggregate amount of $250,000; or

	3	with the prior written consent of the Noteholders.

Permitted Financial Indebtedness	1	any liability incurred, under any agreement entered into for the acquisition of any asset or service, in relation to expenditure permitted under the Cash Flow Model;

	2	any Financial Indebtedness incurred or permitted to be incurred under any Transaction Document; or

	3	any other Financial Indebtedness incurred or permitted to be incurred with the prior written consent of the Noteholders.

Permitted Security Interest	1	every lien created by operation of law (other than the Personal Property Securities Act 2009 (Cth)) securing an obligation that is not yet due;

2
every lien or retention of title arrangement securing the unpaid balance of purchase money for property acquired in the ordinary course of ordinary business under an instalment contract on the supplier's standard terms where such unpaid balance is not yet due;

	3	every lien for the unpaid balance of moneys owing for repairs where such unpaid balance is not yet due;

4
any Security Interest arising under a bailment, hiring arrangement or lease where an Obligor is the bailee, hirer or lessee, provided that the aggregate value of all assets or property secured under each such Security Interest does not exceed $250,000; or

	5	an Existing Security Interest.

Convertible note agreement pg 12

1 Definitions and interpretation

Term	Meaning

Permitted Transferee	1	Acorn or a Related Body Corporate of Acorn; or

	2	a trustee or responsible entity, or any custodian, sub-custodian or nominee of any trustee or responsible entity, of any trust managed by Acorn or a Related Body Corporate of Acorn.

Phosphate Assets	the meaning given to Assets in the Legend Transfer Agreement.

Private Sale Price
the price, or the implied price as determined by the Company in the case of an Asset Sale, per Ordinary Share in a Share Sale or Asset Sale or, if the price is determined pursuant to clause 6.3(d) that price.

Qualifying IPO	an IPO on the ASX having a Post-IPO Equity Value of at least $50 million pursuant to which the public subscribes for, and the Company issues:

	1	more than 10% of the total number of Ordinary Shares on issue immediately after the date of the prospectus lodged with ASIC in respect of an IPO;

and

	2	in the case of a Pre-IPO Equity Value equal to or less than $50 million, Ordinary Shares to the value of at least $20 million (calculated by reference to the IPO Price);

	3	in the case of a Pre-IPO Equity Value of more than $50 million but less than 100 million, Ordinary Shares to the value of at least the amount calculated in accordance with the following formula:

where:

A = $10 million

B = $10 million

C = Number of Ordinary Shares on issue immediately prior to date of the prospectus in respect of a IPO

D = IPO Price

E = $50 million; or

	4	in the case of a Pre-IPO Equity Value of more than $100 million, Ordinary Shares to the value of at least $30 million.

in this definition:

Post-IPO Equity Value means the implied value of all Ordinary Shares on issue (calculated by reference to the IPO Price) immediately after issue of Ordinary Shares applied for under the prospectus and any Ordinary Shares issued pursuant to clause 7.3; and

Convertible note agreement pg 13

1 Definitions and interpretation

Term	Meaning

Pre-IPO Equity Value means the implied value of all Ordinary Shares on issue (calculated by reference to the IPO Price) immediately prior to the date of the prospectus in respect of a Qualifying IPO.

Redemption Event	the occurrence of any of the following:

	1	an Event of Default;

	2	a Change in Control;

	3	the entry into an arrangement to undertake an Asset Sale;

	4	the entry into an arrangement to undertake a Share Sale;

	5	the Minister notifies the Company or Legend that it does not approve the assignment of the Mining Rights from Legend to the Company;

	6	the Company has not lodged a prospectus with ASIC in connection with a Qualifying IPO on or before 1 August 2012; or

	7	the Company has not completed a Qualifying IPO by the Scheduled Repayment Date.

Redemption Notice	in respect to a Note, a notice given by a Noteholder substantially in the form set out in Schedule 4.

Related Body Corporate	the meaning given in section 9 of the Corporations Act.

Related Party	the meaning it would have in section 228 of the Corporations Act if all references in that section to a ‘public company’ were to a ‘public company or proprietary company’.

Related Party Transaction	a transaction which is governed by Chapter 2E of the Corporations Act, or would be governed by Chapter 2E of the Corporations Act if:

	1	the Company (and each Subsidiary of the Company) was a public company; and

	2	each Group Entity or Associate of Legend was a Related Party.

Same Day Funds	immediately available and freely transferable funds.

Scheduled Repayment Date
the date that is 12 months after the First Completion Date or any other date agreed between the Company and the Noteholders, provided that such date can never be more than 9 years and 11 months after Completion.

Convertible note agreement pg 14

1 Definitions and interpretation

Term	Meaning

Second Completion Date	the Issue Date for the second tranche of Notes described in recital 2 of this agreement.

Security Provider	1	Legend; and

	2	each new Security Provider that accedes to this agreement as a Security Provider by executing a New Security Provider Accession Deed.

Security	1	the general security agreement between the Company and the Security Trustee the form which was agreed on or about the date of this agreement;
	2	the share mortgage between Legend and the Security Trustee the form which was agreed on or about the date of this agreement;
	3	the mining mortgage between Legend and the Security Trustee the form which was agreed on or about the date of this agreement;
	4	the security agreement between Legend and the Security Trustee the form which was agreed on or about the date of this agreement;
	5	the mining mortgage between the Company and the Security Trustee the form which was agreed on or about the date of this agreement;
	6	any other Security Interest granted by an Obligor in favour of the Security Trustee to secure obligations under this agreement; and
7
any other document which at a time the Beneficiaries (as defined in the Security Trust Deed) at that time, the Security Trustee and each Obligor at that time agree at any time, now or in the future, is a "Security".

Security Interest	any interest or power:

	1	reserved in or over an interest in any asset including, but not limited to, any retention of title; or

	2	created or otherwise arising in or over any interest in any asset under a bill of sale, security agreement, mortgage, charge, lien, pledge, trust or power,

by way of security for the payment of debt or any other monetary obligation or the performance of any other obligation and includes, but is not limited to, any agreement to grant or create any of the above and includes a security interest under section 12(1) of the Personal Property Securities Act 2009 (Cth).

Security Trust Deed	the security trust deed made by each Obligor and the Security Trustee in favour of each Beneficiary (as defined in the Security Trust Deed) dated on or about the date of this agreement.

Security Trustee	Acorn.

Convertible note agreement pg 15

1 Definitions and interpretation

Term	Meaning

Share	an Ordinary Share or any other share of any class in the capital of the Company which is on issue or to be issued.

Share Sale	a sale or transfer of all the Ordinary Shares.

Subscription Notes	in respect to each Initial Noteholder, the number of Notes that the Initial Noteholder subscribes for, and the Company issues, as described in the recitals to this agreement.

Subscription Price	in respect to a Note, $1.

Subscription Payment	in respect to each Initial Noteholder, the Subscription Price multiplied by the number of Subscription Notes to be issued on the Issue Date.

Subsidiary	the meaning given in the Corporations Act.

Tax	1	any tax, levy, charge, impost, duty, fee, deduction, compulsory loan or withholding; or

	2	any income, stamp or transaction duty, tax or charge,

which is assessed, levied, imposed or collected by any Government Agency and includes, but is not limited to, any interest, fine, penalty, charge, fee or other amount imposed on or in respect of any of the above. For the avoidance of doubt, Tax includes GST.

Tax Act	the Income Tax Assessment Act 1997 (Cth) or the Income Tax Assessment Act 1936 (Cth) as applicable.

Tax Claim	1	an assessment from a Government Agency requiring the payment of any Tax;

	2	any document received from a Government Agency administering any Tax assessing, imposing, claiming or indicating an intention to claim any Tax; or

	3	lodgement of a tax return or a request for an amendment under a law about self-assessment of Tax.

Tax Consolidated Group		a consolidated group or an MEC group as defined in the Tax Act.

Convertible note agreement pg 16

1 Definitions and interpretation

Term		Meaning

Tax Cost	all costs, and expenses incurred in:

	1	managing an inquiry; or

	2	conducting any Disputing Action in relation to a Tax Claim, in relation to Tax, but does not include a Tax.

Tax Law	any law relating to Tax.

Transaction Documents	1	this agreement;

	2	the Security Trust Deed;

	3	the Security; and

4
any other document which at a time the Beneficiaries (as defined in the Security Trust Deed) at that time, the Security Trustee and each Obligor at that time agree at any time, now or in the future, is a "Transaction Document".

Warranties	the representations and warranties set out in Schedule 3.

1.3	Interpretation

In this agreement:

(a)	Headings and bold type are for convenience only and do not affect the interpretation of this agreement.

(b)	The singular includes the plural and the plural includes the singular.

(c)	Words of any gender include all genders.

(d)	Other parts of speech and grammatical forms of a word or phrase defined in this agreement have a corresponding meaning.

(e)	An expression importing a person includes any company, partnership, joint venture, association, corporation or other body corporate and any Government Agency as well as an individual.

(f)
A reference to a clause, party, schedule, attachment or exhibit is a reference to a clause of, and a party, schedule, attachment or exhibit to, this agreement and a reference to this agreement includes any schedule, attachment and exhibit.

(g)	A reference to any legislation includes all delegated legislation made under it and amendments, consolidations, replacements or re-enactments of any of them.

(h)	A reference to a document includes all amendments or supplements to, or replacements or novations of, that document.

Convertible note agreement pg 17

2 Conditions precedent

(i)	A reference to a party to a document includes that party’s successors and permitted assignees.

(j)	A reference to an agreement other than this agreement includes a deed and any legally enforceable undertaking, agreement, arrangement or understanding, whether or not in writing.

(k)	No provision of this agreement will be construed adversely to a party because that party was responsible for the preparation of this agreement or that provision.

(l)	A reference to ‘$’ or “dollars” means the lawful currency of Australia.

1.4	Interpretation of inclusive expressions

Specifying anything in this agreement after the words ‘include’ or ‘for example’ or similar expressions does not limit what else is included.

1.5	Business Day

Where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the next Business Day.

1.6	Personal Property Securities (PPS) Law

(a)	If:

(1)
a PPS Law applies, or will at a future date apply to any of the Transaction Documents or any of the transactions contemplated by them, or a Noteholder determines that a PPS Law applies, or will at a future date apply, to any of the Transaction Documents or any of the transactions contemplated by them; and

(2)	in the opinion of the Noteholder, the PPS Law:

(A)
adversely affects or would or may adversely affect an Noteholder’s or Security Trustee’s security position or the rights or obligations of a Noteholder or the Security Trustee under or in connection with the Transaction Documents; or

(B)	enables or would enable a Noteholder’s or the Security Trustee’s security position to be improved without adversely affecting the Obligors,

the Noteholder may (acting reasonably) from time to time give notice to the Obligors requiring the Obligors to do anything, including:

(3)
promptly providing all necessary information and taking all necessary action (including obtaining any consent or agreement or giving any notice) to enable a Noteholder or the Security Trustee to register fully valid and effective financing statements or financing change statements with respect to any PPSA security interest held or intended to be held by the person under the Transaction Documents at any time; and/or

(4)	amending any Transaction Document or executing any new Transaction Document,

that in the Noteholders’ opinion is necessary to ensure that, to the maximum possible extent, the Noteholders’ and the Security Trustee’s security position, and rights and obligations, are not adversely affected as contemplated by clause 1.6(a)(2)(A) (or that any such adverse effect is overcome to the maximum extent possible) or that the Noteholders’ and the Security Trustee’s security position is improved as contemplated in clause 1.6(a)(2)(B). The Obligors must comply with the requirements of that notice within the time stipulated in the notice provided the stipulated time is a reasonable time having regard to the circumstances.

Convertible note agreement pg 18

2 Conditions precedent

(b)	In this clause:

PPSA means the Personal Property Securities Act 2009 (Cth).

PPS Law means:

(1)	the PPSA;

(2)	any regulations made at any time under the PPSA;

(3)	any provision of the PPSA or regulations referred to in 2;

(4)	any amendment to any of the above, made at any time; or

(5)	any amendment made at any time to the Corporations Act or any other legislation in connection with the implementation or as a consequence of the PPSA.

1.7	Termination

(a)	This agreement terminates at the time on which no Notes are held by or on behalf of any Noteholder.

(b)
Subject to clause 22.9, a Noteholder who ceases to hold a Note (or have a Note held on its behalf), ceases to have any further rights or obligations under this agreement in that capacity as a Noteholder.

2	Conditions precedent

2.1	Conditions precedent

The Initial Noteholders are not obliged to pay the Subscription Price for the Subscription Notes under clause 3.1 unless and until:

(a)	the Initial Noteholders have received all of the following in form and of substance satisfactory to the Initial Noteholders (acting reasonably):

(1)	(officer’s certificate) an officer’s certificate in the form of Schedule 9 given in respect of each Obligor and dated no more than 5 Business Days before the Completion Date;

(2)	(Transaction Documents) originals of each Transaction Document duly executed by all parties to them other than the Noteholders;

(3)	(Legend Transfer Agreement) certified copy of the Legend Transfer Agreement (on terms acceptable to the Noteholders) duly executed by all parties to them;

(4)	(Paradise Employment Contracts) certified copies of the Paradise Employment Contracts (on terms acceptable to the Investors) duly executed by all parties to them;

(5)
(caveator consent) certified copy of documents recording the consent of Real Grumpy Pty Ltd & Ernst Alfred Kohler (including two copies of the form number MRA -23 (consent of caveator) executed by each of Real Grumpy Pty Ltd & Ernst Alfred Kohler) to any security taken over, and the transfer of all right, title and interest in, the mining lease 90191 pursuant to the Security and the Legend Transfer Agreement;

Convertible note agreement pg 19

3 Issue of Notes

(6)
(DERM risk assessment report waiver) certified copy of documents recording the waiver of the requirement to undertake a DERM risk assessment before Legend can deal with its interest under the compensation agreements entered into between Bezuma Pastoral Co Pty Ltd and Legend;

(7)
(fees and expenses) evidence that all fees and expenses due and payable by the Company under the Transaction Documents have been paid or will be paid on the Completion Date out of the proceeds of the Notes; and

(8)	(Indirect TSA and Indirect TFA) Legend and the Company have entered into an Indirect TSA and an Indirect TFA, each of which is in a form satisfactory to the Noteholders.

(b)	(no Event of Default) in the opinion of the Noteholders no Event if Default has occurred between the date of this agreement and Completion; and

(c)	(Completion of Restructure) completion has occurred under the Legend Transfer Agreement in accordance with the terms of that agreement to the reasonable satisfaction of the Noteholders.

2.2	Cut-off date

Legend and the Company must use reasonable endeavours to satisfy the conditions precedent in clause 2.1 as soon are reasonably practical and, in any event by, 21 February 2012. If the conditions precedent are not satisfied by this date either Initial Noteholder may terminate this agreement by providing written notice to the Company.

2.3	Waiver

The conditions in clause 2.1 are for the benefit of the Initial Noteholders and may only be waived by the Initial Noteholders.

2.4	Transfer of Mining Rights to the Company

Legend and the Company must:

(a)
take any and all steps necessary or desirable to perfect the transfer of Legend’s right, title and interest in the Mining Rights to the Company, including registration thereof, as soon as practicable including by promptly complying with any requests for information from the relevant Government Authority; and

(b)	keep the Noteholders informed of its progress towards satisfying its obligation under sub-clause (a).

3	Issue of Notes

3.1	Issue of Notes

On the Completion Date the Company must issue, and each Initial Noteholder must subscribe, or procure that the Nominee subscribes for, its Subscription Notes for the Subscription Price in accordance with this agreement.

Convertible note agreement pg 20

3 Issue of Notes

3.2	Ranking of Notes

The Subscription Notes will:

(a)	be senior, unsubordinated and secured by each Security; and

(b)	be convertible in accordance with clause 7 into fully paid-up Ordinary Shares (unless the Notes are earlier repaid).

3.3	Use of subscription proceeds

(a)	The Company must use the proceeds from the issue of the Subscription Notes for:

(1)	progressing the bulk sample and offtake with IFFCO;

(2)	progressing the preparation for a Qualifying IPO on the ASX; and

(3)	such purposes as set out, and expenditure provided for, in the Cash Flow Model approved by the Noteholders,

in accordance with the annual budget and Cash Flow Model of the Company.

(b)
The Company is entitled to incur an over-expenditure up to 15% of the authorised amount for any line item in the Cash Flow Model approved by the Noteholders, without further approval by the Noteholders, provided the over-expenditure does not relate to a Related Party Transaction.

(c)	The Company must not incur any over-expenditure on a Related Party Transaction unless prior written approval is given by the Noteholders.

(d)	The Company must not use the proceeds from the issue of the Subscription Notes to:

(1)	satisfy any consideration payable under the Legend Transfer Agreement;

(2)	pay for any services provided to Legend (including adviser fees) in connection with the Legend Transfer Agreement; or

(3)	pay for any costs in relation to the Phosphate Assets incurred by Legend at a time while the Phosphate Assets were owned by Legend.

3.4	Transfer of Notes

(a)	A Noteholder must not transfer its Notes other than:

(1)	to a Permitted Transferee; or

(2)	if a Redemption Event has occurred to any person who comes within section 708(8), (10) or (11) of the Corporations Act,

and, subject to paragraph (b), the Company must register the transfer on receipt of a document executed by the transferor and the transferee that constitutes the transfer.

(b)	A transferee of Notes must execute and deliver a Deed of Adherence before the Company is required to register the transfer of those Notes.

(c)	A Noteholder may only transfer all (but not some) of the Notes held by or on behalf of it.

Convertible note agreement pg 21

4 Interest

4	Interest

4.1	Payment

(a)	Subject to clauses 4.1(b) and 4.4, the Company must pay interest in arrears on the Outstanding Principal for each Interest Period on each Interest Payment Date.

(b)	Interest is not payable on the Outstanding Principal for the first Interest Period if a Qualifying IPO occurs during that Interest Period.

4.2	Rate

The rate of interest payable under clause 4.1 is:

(a)	10% per annum in respect of an amount that is not overdue and no Event of Default subsists; and

(b)	14% per annum in respect of an amount that is overdue or during any period during which an Event of Default subsists.

4.3	Calculation

The interest payable under clause 4.1 is calculated on the daily balances on the basis of a 365 day year and for the actual number of days elapsed from and including the first day of each Interest Period to, but excluding, the last day of the Interest Period or, if earlier, the Scheduled Repayment Date.

4.4	Capitalisation

(a)	Interest under clause 4.1 which remains unpaid at midnight on each Interest Payment Date will be capitalised, unless a notice has been given by the Company under clause 4.4(b).

(b)
The Company may notify the Noteholders not less than 10 Business Days before the end of an Interest Period that interest for that Interest Period will not capitalise and be payable on the Interest Payment Date.

5	Completion

5.1	Time and place for Completion

Completion must take place:

(a)	as soon as practical, and in any event within 5 Business Days, after the satisfaction or waiver of all of the conditions precedent in clause 2.1;

(b)	at the office of Freehills at Level 42, 101 Collins Street, Melbourne or at any other place the parties agree; and

(c)	at the time (but during banking hours at that place) that the parties agree.

5.2	Company actions at Completion

At Completion, the Company must issue the Subscription Notes to each Initial Noteholder or the Nominee (as directed by each Initial Noteholder) free from any Security Interest or other third party rights.

Convertible note agreement pg 22

6 Repayment of Notes

5.3	Payment at Completion

At Completion, each Initial Noteholder must pay, or cause to be paid, to the Company the Subscription Payment in Same Day Funds.

5.4	Documents to be delivered at Completion

At Completion, the Company must:

(a)	(Note certificates) issue the Note Certificates in the name of each Initial Noteholder or the Nominee (as the case may be) for its Subscription Notes; and

(b)
(register of Noteholders) give to each Noteholder  a certified copy of the register of noteholders of the Company showing each Noteholder or the Nominee (as the case may be) as a registered holder of its Subscription Notes.

5.5	Post Completion actions

(a)	The Company will procure that the relevant ASIC forms are lodged to reflect the issue of the Subscription Notes as soon as practicable, and in any event within 15 days, after Completion.

(b)
The Company must, in consultation with the Noteholders, use reasonable endeavours to appoint an investor and media relations consultant to assist the Company with investor and media communication matters within 10 Business Days of the Second Completion Date.

5.6	Nominee

If an Initial Noteholder elects to have its Notes held by the Nominee on its behalf, the Initial Noteholder must procure that the Nominee acts in accordance with this agreement at all times.

6	Repayment of Notes

6.1	Payment on the Scheduled Repayment Date

The Company must pay the sum of the Outstanding Amount divided by 0.70 (Scheduled Repayment Amount) in respect of each Note on the Scheduled Repayment Date to the relevant Noteholder.

6.2	Method of payment

(a)	The Company must make all payments due under this agreement in A$ in Same Day Funds and not later than midday in Melbourne on the due date.

(b)
The Company must make all payments due under this agreement without any set-off, counterclaim or condition, or any deduction or withholding for any Tax or any other reason (other than a deduction or withholding which is required by applicable Law).

6.3	Redemption of Notes on occurrence of Redemption Event

(a)	If a Redemption Event occurs the Company must immediately give written notice to the Noteholders (copied to Security Trustee):

(1)	specifying that a Redemption Event has occurred; and

Convertible note agreement pg 23

6 Repayment of Notes

(2)	setting out reasonable details of the event or circumstances constituting the Redemption Event including the calculation of the Private Sale Price (if applicable).

(b)
If a Redemption Event occurs then a Noteholder may at any time following the occurrence of the Redemption Event give a Redemption Notice to the Company (copied to the Security Trustee) requiring the Company to redeem all the Notes held by or on behalf that Noteholder in accordance with the Redemption Notice by paying to that Noteholder:

(1)
in the case of an event specified in items 3 or 4 of the definition of Redemption Event, the greater of the amounts (or if the amounts calculated under each alternative formula is the same then that amount) calculated as follows:

A x	10
7

OR

A x	B
C

where:

A = the Outstanding Amount on the date of repayment of the Notes

B = the Private Sale Price

C = the Conversion Price on the date of repayment of the Notes

(2)	in the case of the events specified in items 6 or 7 of the definition of Redemption Event, the Outstanding Amount divided by 0.7;

(3)	in the case of an Event of Default where an Obligor does not pay when due the amount determined in clause 11.6(f), that amount; or

(4)	in the case of any other Redemption Event, the Outstanding Amount,

in respect of a Note multiplied by the outstanding Notes held by or on behalf of that Noteholder (Redemption Amount).

(c)
In the case of an event specified in items 3 or 4 of the definition of Redemption Event, if the Noteholders reasonably consider that the Private Sale Price specified in the notice given pursuant to clause 6.3(a) does not take account of all benefits and consideration receivable by Legend (and any Related Party of Legend) and the Company as a direct or indirect result of the transactions contemplated by the relevant Asset Sale or Share Sale, the Noteholders must set out in reasonable detail in the Redemption Notice its reasons as to why the Private Sale Price specified in the notice given pursuant to clause 6.3(a) does not fully reflect the value received under the Asset Sale or Share Sale (as applicable).

(d)
If the Company and the Noteholders cannot agree on the Private Sale Price within 10 Business Days of the date of the Redemption Notice, the Company must appoint an Independent Expert to determine the Private Sale Price by:

(1)
taking into account the amount which a willing (but not anxious) seller would be prepared to accept and a willing (but not anxious) buyer would be prepared to pay for the Ordinary Shares or assets the subject of the Asset Sale;

(2)
taking into account all the direct and indirect benefits and consideration (including deferred consideration and adjustments to the purchase price (if in favour of the Company or Legend)) to be received by Legend (and any Related Party of Legend) and the Company as a direct or indirect result of the transactions contemplated by the relevant Asset Sale or Share Sale (where the value of such benefits and consideration are calculated on the basis of the facts and circumstances then existing including facts and circumstances occurring in connection with the events in respect of which the Private Sale Price is being calculated);

Convertible note agreement pg 24

6 Repayment of Notes

(3)	ignoring any premium or discount relating to whether the transfer of those Ordinary Shares could give rise to a controlling or minority stake in the Company; and

(4)
ignoring any Tax consequences to the extent that the Tax arises as a direct or indirect result of the implementation of the transactions contemplated by the Asset Sale or Share Sale (as applicable); and

(5)	ignoring any restrictions on transfer of the Ordinary Shares or assets the subject of the Asset Sale in this agreement or the Constitution.

(e)	Payment of the amount payable under clause 6.3(b) must be made:

(1)	in the case of an event specified in items 3 or 4 of the definition of Redemption Event:

(A)	where the Company and Noteholders agree on the Private Sale Price, on the date of completion under the Asset Sale or Share Sale;

(B)	where the Independent Expert determines the Private Sale Price, within 2 Business Days of the determination of the Independent Expert; or

(2)	in case of any other Redemption Event within 2 Business Days of the date of the Redemption Notice.

6.4	Redemption Notice

A Redemption Notice:

(a)	is irrevocable; and

(b)	must be accompanied by the Note Certificates for the relevant Notes (or such other evidence of title to the Notes as is reasonably acceptable to the Company).

6.5	Appropriation

(a)
All payments by the Company to a Noteholder following an Event of Default or Redemption Event may be appropriated as between principal, interest and other amounts as the Noteholder determines in its absolute discretion.

(b)	However, if the Noteholder does not make a determination, the Company may at any other time appropriate such payments in the following order:

(1)	first, towards all fees, costs, expenses, charges, damages and indemnities (other than interest) payable by the Company to the Noteholder under this agreement;

(2)	second, towards payment of uncapitalised interest payable by the Company to the Noteholder under this agreement;

(3)	third, towards payment of capitalised interest payable by the Company to the Noteholder under this agreement; and

(4)	fourth, towards payment of the Outstanding Principal in respect of the Notes held by or on behalf of the Noteholder.

Convertible note agreement pg 25

7 Conversion

(c)
All payments by the Company to a Noteholder following an Event of Default or Redemption Event may be appropriated as between principal, interest and other amounts despite and prevalent to any appropriation made by the Company.

(d)	All payments by the Company to Noteholders will be made on a pro rata basis.

7	Conversion

7.1	Restriction on Conversion

Subject to clause 7.2, the Company must not convert the Notes until after the expiry of 3 years from the date of execution of the Legend Transfer Agreement.

7.2	Mandatory Conversion

If the Company lodges a prospectus with ASIC for a Qualifying IPO, then all the Notes will automatically convert on the date of, and immediately following, the issue of Ordinary Shares applied for under the prospectus for a Qualifying IPO (Conversion Date).

7.3	Conversion Mechanics

(a)	On the Conversion Date, the Company must issue to the relevant Noteholder the number of Ordinary Shares (Conversion Shares) calculated as follows:

If the Conversion Price is equal to or more than the IPO Price multiplied by 0.70:

OR

If the IPO Price multiplied by 0.70 is more than the Conversion Price:

where:

A = the Outstanding Amount in respect of a Note on the Conversion Date;

B = the IPO Price on the Conversion Date; and

C = the number of outstanding Notes held by or on behalf of the relevant Noteholder.

(b)
On Conversion of any Notes, the Company must issue the Conversion Shares in the name of the Noteholder or as otherwise directed by it in writing no later than 5 Business Days prior to the date of issue.

(c)
No fractional Ordinary Shares will be issued upon conversion in accordance with this agreement and any fractional Ordinary Shares to which the Noteholder would otherwise be entitled will be rounded up to the nearest whole Ordinary Share.

(d)	The Conversion Shares issued on the Conversion of any Notes will:

Convertible note agreement pg 26

7 Conversion

(1)	be fully paid and free from any Security Interest or other third party rights; and

(2)	rank in all respects equally, and form one class with, all other Ordinary Shares.

7.4	Undertakings relating to Conversion

The Company undertakes to each Noteholder that it will:

(a)	be able to issue Ordinary Shares to satisfy the conversion rights attaching to the Notes;

(b)	ensure that the Conversion Shares are freely transferrable without any requirement for disclosure to investors under Part 6D.2 of the Corporations Act; and

(c)
obtain, maintain and promptly renew (if appropriate) from time to time, all such authorisations, approvals, consents, licences and exemptions as may be required under any applicable Law, regulation to enable it to perform its obligations under this agreement and the Notes or which are required for the validity or enforceability of the Notes.

7.5	Post completion

(a)	The Company will procure that the relevant ASIC forms are lodged within 1 Business Day to reflect the issue of the Conversion Shares.

(b)	The Company must procure the official quotation of the Ordinary Shares (including Conversion Shares) on the ASX.

7.6	Discharge of Security

(a)	The Noteholders will within 20 Business Days of the quotation of the Conversion Shares on the ASX:

(1)
do all things necessary to withdraw and remove any and all of the Security, and caveats registered in relation to the Security, including the provision of a letter or letters in a form approved by the Company and addressed to the relevant Government Agency authorising and requesting the removal of the caveats and Security;

(2)	cause the Security Trustee to execute a deed of release in respect of the Security; and

(3)	return the Note Certificates to the Company,

provided that the Company and/or Legend have paid the Secured Moneys (as defined in the Security Trust Deed) due by it in accordance with the Transaction Documents and each other obligation under the Transaction Documents has been fully and finally discharged.

(b)
Each release and/or discharge referred to in clause 7.6(a) is conditional and subject to reinstatement if a Noteholder is obliged to repay to any person under any law relating to bankruptcy, winding up or the protection of creditors any money which it has received under any Transaction Document.

Convertible note agreement pg 27

8 The Conversion Price and adjustment

8	The Conversion Price and adjustment

8.1	Initial Conversion Price

(a)	The initial Conversion Price is A$0.50.

(b)	The Conversion Price will be adjusted in accordance with clause 8.2.

8.2	Adjustment of Conversion Price

The Conversion Price will from time to time be adjusted in accordance with the following provisions:

(a)
Consolidation, sub-division or reclassification: If there is any consolidation, sub-division or reclassification of Ordinary Shares, the Conversion Price in force immediately prior to that event must be adjusted by multiplying it by the following fraction:

A
B
where:

A =	the aggregate number of Ordinary Shares on issue immediately before such consolidation, reclassification or sub-division; and

B =	the aggregate number of Ordinary Shares on issue immediately after, and as a result of, such consolidation, reclassification or sub-division.

Each such adjustment will be effective from the close of business on the day immediately preceding the date on which the consolidation, reclassification or sub-division becomes effective.

(b)
Issue of Equity Securities: If the Company issues any Equity Securities (other than Ordinary Shares), and the Effective Consideration per Share receivable for such Equity Securities is less than the Conversion Price in force, the Conversion Price will be adjusted to equal that lower Effective Consideration per Share. Each such adjustment will be effective as at the date on which such issue of Equity Securities takes effect.

(c)
Issue of Ordinary Shares: If the Company issues any Ordinary Shares at a price per Ordinary Share which is less than the Conversion Price in force, the Conversion Price will be adjusted to equal that lower price. Each such adjustment will be effective as at the date on which such issue takes effect.

(d)	Other events: If the Noteholders:

(1)	disagree with the amount of any adjustment to the Conversion Price made by the Company as a result of an event or circumstance referred to in this clause 8.2; or

(2)	determine that an adjustment should be made to the Conversion Price as a result of one or more events or circumstances not referred to in this clause 8.2,

the Noteholders may give a written notice to the Company (copied to the Security Trustee) setting out in reasonable detail, the adjustment to the Conversion Price taking into account the relevant event or circumstance (Adjustment Notice).

The Company and the Noteholders must use reasonable endeavours to agree the adjustment to the Conversion Price. If the Company and the Noteholders cannot agree on that adjustment within 10 Business Days of the date of the Adjustment Notice, the Company must appoint an Independent Expert to determine the fair and reasonable adjustment to the Conversion Price after taking into account the relevant event or circumstance. Each such adjustment (provided that the adjustment would result in a reduction in the Conversion Price) will take effect in accordance with the Independent Expert’s determination.

Convertible note agreement pg 28

9 Restrictions on the Company

8.3	Adjustment conditions

(a)
Notwithstanding anything to the contrary contained in this agreement, no adjustment will be made to the Conversion Price when Ordinary Shares or other Equity Securities are issued, offered or granted pursuant to an Excluded Issue.

(b)
An adjustment to the Conversion Price must not involve an increase in the Conversion Price (except upon any consolidation of the Shares pursuant to clause 8.2(a)) and where an adjustment may be made under more than one clause, the Company or Independent Expert (as applicable) must apply the adjustment mechanism that results in the greatest reduction to the Conversion Price.

(c)
Any adjustment to the Conversion Price must be made to the nearest one tenth of one cent so that any amount under one fiftieth of a cent will be rounded down and any amount of one fiftieth of a cent or more will be rounded up.

8.4	Appointment of Independent Expert

(a)	Any Independent Expert appointed:

(1)	under clause 8.2 to determine the Conversion Price;

(2)	under clause 6.3(d) to determine the Private Sale Price; and

(3)	under 11.6(e) to determine the Effective Consideration per Sale Share,

must act as an expert and not as an arbitrator.

(b)	The costs of the Independent Expert will be borne by the Company.

(c)	In the absence of manifest error, the Independent Expert decision will be conclusive and binding on the Company and the Noteholders and all persons claiming through or under them respectively.

(d)
For so long as any amount of the Notes remains outstanding, the Company must make available for inspection at the Company’s offices a signed copy of the Independent Expert’s determination and a certificate signed by a director of the Company setting out brief particulars of the event giving rise to the adjustment, the Conversion Price in force prior to such adjustment, the adjusted Conversion Price and the effective date of such adjustment.

9	Restrictions on the Company

9.1	Restrictions

Except with the written consent of a Noteholder, the Company must not, and Legend must ensure that the Company does not:

(a)
modify the rights attaching to the Ordinary Shares or create or issue or permit to be in issue any other class of Equity Securities carrying any right to income or capital which is more favourable than the corresponding right attaching to the Ordinary Shares;

Convertible note agreement pg 29

9 Restrictions on the Company

(b)	create or permit to subsist any Security Interest over all or any part of its assets other than the Securities or an asset which is, upon its acquisition, subject to a Permitted Security Interest;

(c)	undertake an IPO other than a Qualifying IPO;

(d)	pay, make or declare any dividend or other distribution other than by a Subsidiary of the Company to the Company;

(e)	purchase its own shares or any other Equity Securities of any company, reduce its share capital, return capital to shareholders or in any other way restructure its capital;

(f)
enter into any merger or consolidation or make any acquisition of any other entity, company or business or do anything which would have the effect that it is operating a business or an activity which is not within the course of, or directly connected with, a business carried on by it as at the date of this agreement;

(g)	incur any Financial Indebtedness other than Permitted Financial Indebtedness;

(h)	deposit or invest money in or with any person except in the ordinary course of ordinary business and on ordinary commercial terms;

(i)	subject to clause 11.10(b), amend or replace its constitution;

(j)	take any action which constitutes or results in any material alteration to the nature of its business;

(k)	sell, assign, transfer or otherwise dispose of or part with possession of any of its assets except:

(1)	an asset which is replaced by one or more assets having similar function and of comparable or superior type, value and quality on usual commercial terms;

(2)	phosphate extracted from an area contained in the Mining Rights and sold on usual commercial terms or delivered to IFFCO pursuant to IFFCO Bulk Sample Arrangement; or

(3)	as permitted under clause 9.1(v);

(l)
allow any other person to have a right or power to receive or claim any rents, profits, receivables, royalties, money or moneys worth (whether capital or income) in respect of its assets other than under a Transaction Document or Existing Security Interest;

(m)
enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts in circumstances where the arrangement is in connection with:

(1)	the raising of Financial Indebtedness; or

(2)	the acquisition of an asset,

except for a netting-off or set-off arrangement in the ordinary course of its ordinary banking arrangements for the purpose of netting debit and credit balances;

(n)	enter into any arrangement which, if complied with, would prevent it from complying with their obligations under the Transaction Documents or Legend Transfer Agreement;

(o)	provide any financial accommodation, or give any guarantee in respect of any financial accommodation, to or for the benefit of any person, other than Permitted Financial Accommodation;

(p)	other than a Related Party Transaction approved pursuant to clause 11.10:

(1)	enter into an agreement with a Related Party;

Convertible note agreement pg 30

10 Warranties

(2)	acquire or dispose of an asset from or to a Related Party;

(3)	obtain or provide a service from or to a Related Party;

(4)	obtain a right or incur an obligation from or to a Related Party; or

(5)	implement any other transaction from or to a Related Party.

(q)	pay any director fees, management fees, consultancy fees or other like payments to any director, associate, or Related Body Corporate of it unless those fees or other payments are:

(1)	subject to clause 11.10, reasonable and are no more or less favourable than it is reasonable to expect would be the case if the relevant persons were dealing with each other at arm’s length; or

(2)	paid with the prior written consent of the Noteholders;

(r)	enter into any partnership or joint venture with any other person;

(s)	amend, or enter into any arrangement intended to amend, the Legend Transfer Agreement;

(t)	incorporate or acquire a new Subsidiary unless that Subsidiary complies with clause 14.4:

(u)
allow creditors (other than the Noteholders) to exceed $100,000 in aggregate or to allow aged creditors (other than the Noteholders) of 90 days greater to exist unless being disputed in good faith and notified to the Noteholders; or

(v)
dispose of, encumber, surrender, allow to lapse or otherwise cease to enjoy the benefit of or compromise the Mining Rights other than the surrender, expiry or relinquishment of an area subject to the Mining Rights not required for the Paradise Phosphate Project as required under the terms of the Mining Right or any applicable Law or as otherwise contemplated by this agreement.

10	Warranties

10.1	Warranties

Each Obligor gives the Warranties to and for the benefit of each Noteholder.

10.2	Noteholder Warranties

Each Noteholder gives the Noteholder Warranties to and for the benefit of the Company.

10.3	Repetition warranties

(a)	Each Warranty and Noteholder Warranty expressed to be given on a particular date is given on that date.

(b)
Any other Warranty or Noteholder Warranty, not expressed to be given on a particular date, is given on the date of this agreement and immediately before Completion except Warranty 1.7 which is given only at the date of Completion.

10.4	Survival

The Warranties and Noteholder Warranties survive the execution and Completion of this agreement.

Convertible note agreement pg 31

11 Ongoing requirements

10.5	Reliance

(a)	Each Obligor acknowledges that each Noteholder enters into this agreement in reliance on the Warranties.

(b)	Each Noteholder acknowledges that each Obligor enters into this agreement in reliance on each Noteholder Warranty.

10.6	Independent Warranties

Each Warranty and Noteholder Warranty is separate and independent and not limited by reference to any other Warranty or Noteholder Warranty or any notice or waiver given by any party in connection with anything in this agreement.

10.7	Indemnities

The Obligors jointly and severally indemnify each Noteholder against any Loss suffered or incurred by the Noteholder as a result of a breach of Warranty 3.

11	Ongoing requirements

11.1	Compliance

(a)	Each Obligor must comply with all of its obligations under each Transaction Document to which it is a party.

(b)	Each Obligor must comply with:

(1)	the Law; and

(2)	all of its obligations under any Authorisation or Mining Right to which it is a holder.

11.2	Remain a company limited by shares

The Company and each Subsidiary must maintain its status as a company limited by shares incorporated under the Corporations Act. The Company and each Subsidiary must not transfer nor permit the transfer of its jurisdiction of incorporation outside Australia.

11.3	Authorisations and consents

(a)
Each Obligor must obtain, maintain and comply with any authorisations which it requires to carry out the transactions contemplated in, and to ensure the validity, enforceability and admissibility in evidence of, the Transaction Documents or Legend Transfer Agreement and not do anything which would prevent the renewal of any authorisation referred to in this clause 11.3(a) or cause it to be renewed on less favourable terms.

(b)	Each Obligor must comply with any conditions attaching to any approval or consent given by the Noteholders in connection with the Transaction Documents.

(c)
Each Obligor must comply with any conditions attaching to any approval or consent given by a Government Agency in connection with carrying out the  transactions contemplated in the Legend Transfer Agreement.

Convertible note agreement pg 32

11 Ongoing requirements

11.4	Maintain records and financial statements

(a)	The Company must keep accounting records which give a true and fair view of its financial condition and state of affairs.

(b)
The Company must ensure that the financial statements it provides to each Noteholder under clause 11.5(b) are prepared in accordance with the requirements in the Corporations Act for financial statements for a financial year.

11.5	Provision of information to Noteholders

(a)
Each Obligor must provide any information in respect of it (including details of the Equity Securities of the Company) when reasonably requested by a Noteholder for the purposes of evaluating or otherwise considering Conversion or redemption of a Note.

(b)	The Company must provide the following information to each Noteholder:

(1)
within one month after each calendar quarter, quarterly management accounts (including a profit and loss statement, balance sheet and cash flow analysis, a comparison and commentary on actual performance for the previous quarter and year to date against budget, and a forecast of future performance), a rolling 12-month cashflow forecast and a chief executive officer’s report in a form acceptable to the Noteholders;

(2)	within 3 months after the end of each financial year, audited annual financial statements of the Company and its Subsidiaries prepared in accordance with the Accounting Standards;

(3)	all correspondence sent to, or received from, a Government Agency in connection with performing the transactions contemplated by the Legend Transfer Agreement or any Transaction Document;

(4)	at least one month before the start of each financial year of the Company, an annual budget for the Company and its Subsidiaries;

(5)	all correspondence and materials, at the time and in the form sent, to directors of the Company and its Subsidiaries including board papers and minutes of board meetings;

(6)	copies of all documents issued by the Company or any of its Subsidiaries to holders of its Marketable Securities at the same time as their issue; and

(7)	at the reasonable request of a Noteholder, any other information in respect of the financial condition or state of affairs of the Company or any of its Subsidiaries and any of its assets.

(c)	The Noteholders may access the site of the Paradise Phosphate Project and meet any employees, officers or contractors of the Company or Legend on giving reasonable notice.

11.6	Restriction on transfer and issue of equity securities in the Company

Legend must:

(a)	not transfer or grant, or agree to transfer or grant, any right, title or interest in or to the Ordinary Shares held or controlled by Legend (Legend Sell Down); and

(b)	procure that the Company does not, and the Company must not, issue, or agree to issue, Equity Securities (Company Equity Issue),

Convertible note agreement pg 33

11 Ongoing requirements

unless:

(1)
Legend continues to hold, or control the exercise of voting rights attaching to, 90% or more of the total number of Ordinary Shares on issue post completion of the Legend Sell Down or Company Equity Issue (as applicable); and

(2)	the Noteholders have provided their prior written approval to the Legend Sell Down or Company Equity Issue (as applicable).

(c)	If the Noteholders do not approve the Legend Sell Down or Company Equity Issue (as applicable), the Company may give written notice to the Noteholders (copied to the Security Trustee):

(1)	that it intends to redeem all (but not some) of the Notes held by or on behalf of the Noteholders; and

(2)	setting out its calculation of the Effective Consideration per Sale Share,

(Compulsory Redemption Notice).

(d)
If the Noteholders disagree with the Effective Consideration per Sale Share calculated by the Company, the Noteholders must set out in reasonable detail the reasons why it disagrees with the Effective Consideration per Sale Share within 5 Business Days of the date of the Compulsory Redemption Notice.

(e)
The Company and Noteholders must use reasonable endeavours to agree the Effective Consideration per Sale Share. If the Company and the Noteholders cannot agree on the Effective Consideration per Sale Share within 10 Business Days of the date of notice given pursuant to clause 11.6(d), the Company must appoint an Independent Expert to determine the Effective Consideration per Sale Share by:

(1)	in the case of a Legend Sell Down:

(A)
taking into account the amount which a willing (but not anxious) seller would be prepared to accept and a willing (but not anxious) buyer would be prepared to pay for the Ordinary Shares the subject of the Legend Sell Down (Legend Transfer Shares); and

(B)
taking into account all direct and indirect benefits and consideration to be received by Legend (and any Related Party of Legend) as a result of the Legend Sell Down (including forms of consideration and benefits set out in the definition of Effective Consideration per Sale Share); and

(C)	ignoring any premium or discount relating to whether the transfer of those Legend Transfer Shares could give rise to a controlling or minority stake in the Company,

(2)	in the case of a Company Equity Issue:

(A)
taking into account the amount which a willing (but not anxious) issuer would be prepared to accept and a willing (but not anxious) subscriber would be prepared to pay for the Equity Securities the subject of the Company Equity Issue (New Company Equity Securities);

(B)
taking into account all direct and indirect benefits and consideration to be received by the Company (and any Related Party of the Company) as a result of the Company Equity Issue (including forms of consideration and benefits set out in the definition of Effective Consideration per Sale Share); and

Convertible note agreement pg 34

11 Ongoing requirements

(C)	ignoring any premium or discount relating to whether the issue of those New Company Equity Securities could give rise to a controlling or minority stake in the Company,

(3)	ignoring any negative effects of the Legend Sell Down or Company Equity Issue (as applicable) on the prospects of undertaking a Qualifying IPO in accordance with this agreement;

(4)
ignoring any Tax consequences to the extent that the Tax arises as a direct or indirect result of the implementation of the transactions contemplated by the Legend Sell Down or Company Equity Issue (as applicable); and

(5)	ignoring any restrictions on transfer of the Legend Transfer Shares, or issue of Equity Securities, in this agreement or the Constitution.

(f)
If the Company gives a Compulsory Redemption Notice, it must redeem all the Notes held by or on behalf of the Noteholders by paying to each Noteholder the greater of the amounts (or if the amounts calculated under each alternative formula is the same then that amount) calculated as follows:

A x	10
7

OR

A x	B
C

where:

A = the Outstanding Amount on the date of repayment of the Notes

B = the Effective Consideration per Sale Share receivable by (1) Legend in undertaking the Legend Sell Down or (2) the Company undertaking the Company Equity Issue (as applicable)

C = the Conversion Price on the date of repayment of the Notes,

in respect of a Note multiplied by the outstanding Notes held by or on behalf that Noteholder.

(g)	Payment of the amount payable under clause 11.6(f) must be made:

(1)	in the case where the Noteholders and Company agree on the Effective Consideration per Sale Share, on the date of completion of the Legend Sell Down or Company Equity Issue (as applicable); or

(2)	in the case where the Independent Expert determines the Effective Consideration per Sale Share, the date determined by the Independent Expert.

11.7	Notification to Noteholders

Each Obligor must notify the Noteholders as soon as reasonably practicable after it becomes aware of any of the following:

(a)	the occurrence or potential occurrence of any Event of Default;

(b)	any Action in respect of it or any of their assets being commenced or threatened which is either:

(1)	in respect of an amount in excess of $250,000; or

Convertible note agreement pg 35

11 Ongoing requirements

(2)	if adversely determined would have or be likely to have a Material Adverse Effect;

(c)	any Security Interest that exists over any of its assets;

(d)	any proposal of any Government Agency to compulsorily acquire any of its assets; and

(e)	the acquisition by it or any of its Subsidiaries of any interest in real property.

11.8	Noteholder attendance at board and shareholders meetings

Without prejudice to the rights of a Noteholder in its capacity (if any) as a shareholder of the Company, at the request of a Noteholder from time to time, the Company must permit the Noteholder or its representative to attend but not to speak or vote at any meeting of the board of directors and any general meeting of members of the Company or any of its Subsidiaries.

11.9	Payment of tax

(a)	Each Obligor must pay all Taxes when due, other than Contested Taxes.

(b)	Each Obligor must pay all Contested Taxes when the terms of any final determination or settlement require those Contested Taxes to be paid.

11.10	Majority Independent Board

(a)
The Company must ensure that, within 3 months from the First Completion Date, the majority of its directors are Independent Directors (Majority Independent Board) and the Company must not appoint an Independent Director without the prior written approval of the Noteholders.

(b)	The constitution of the Company must be amended within 2 months of the First Completion Date to require the Company to have at all times a majority of Independent Directors.

(c)
Subject to clause 11.10(d), prior to the appointment of the Independent Directors necessary to constitute the Majority Independent Board, the Company and Legend must not enter into, renew, amend, vary, alter, release or waive any provision of any Related Party Transaction without the consent of the Noteholders.

(d)	The Company must not pay, or agree to pay, to any Related Party any amount other than:

(1)	pursuant to a services agreement between that Related Party and the Company on arm’s length terms acceptable to the Noteholders (acting reasonably); or

(2)	without the prior written approval of the Noteholders.

(e)
Subject to clause 11.10(d), following the constitution of the Majority Independent Board, any entry, renewal, variation, alteration, release or waiver of any provision of any Related Party Transaction must be approved by the board of directors of the Company in consultation with the Noteholders.

11.11	Maintain assets

Each Obligor must maintain the assets the subject of the Security in good working order and condition, subject to fair wear and tear, and make all necessary repairs and replacements of assets the subject of the Security.

Convertible note agreement pg 36

12 Events of default

11.12	Maintain insurance

Each Obligor must insure and keep insured all its insurable assets the subject of the Security with an insurance company of repute to the full replacement value and for full reinstatement of those assets against all risks which are usually insured by companies which conduct similar types of business to that which is conducted by the Obligor and shall ensure that the Security Trustee is named as a loss payee.

11.13	Financial covenant

The Company must maintain Liquid Assets of at least $1,000,000.

11.14	Further assurances regarding Security

Each Obligor must:

(a)
do anything which a Noteholder or the Security Trustee reasonably requests which more satisfactorily charges or secures the priority of its Security, or secures to the Security Trustee its secured property under the Security in a manner consistent with any provision of any Transaction Document, or aids in the exercise of any Power (as defined in a document granting a Security) of a Noteholder or the Security Trustee, including, the execution of any document, the delivery of Mining Rights, King Eagle Tenements or the execution and delivery of blank transfers;

(b)
when a Noteholder or the Security Trustee requests, execute a legal or statutory mortgage or other security document in favour of the Security Trustee over any real property or Mining Rights, King Eagle Tenements or any other tenements acquired by it on or after the date of this agreement in form and substance satisfactory to the Noteholders; and

(c)	use its best endeavours to register any such new mortgage or other security document.

12	Events of default

12.1	Events of default

Each of the following is an Event of Default:

(a)	an Obligor fails to pay interest when due, or fails to pay within 2 Business Days of its due date any other amount payable, under any of the Transaction Documents or Legend Transfer Agreement;

(b)
an Obligor fails to comply with any provision of a Transaction Document or the Legend Transfer Agreement and that failure, if capable of remedy, has not been remedied within 5 Business Days after the earlier of a Noteholder receiving the notice of the Event of Default or a Noteholder requesting the Obligor in writing to remedy the default;

(c)
any representation, warranty or statement made or repeated in or in connection with the Transaction Documents or Legend Transfer Agreement by an Obligor is untrue or misleading (whether by omission or otherwise) in a material particular or to a material extent when so made or repeated or becomes untrue or misleading (or, in the case of financial forecasts, unfair or unreasonable) in a material particular or to a material extent when taken as a whole;

(d)	an order is made for the winding up of an Obligor or for the appointment of a liquidator in respect of an Obligor;

Convertible note agreement pg 37

12 Events of default

(e)	an Obligor passes a resolution for its winding up;

(f)	an Obligor is deregistered, or any steps are taken to deregister an Obligor under the Corporations Act;

(g)	a judgment in an amount exceeding $250,000 is obtained against an Obligor and is not set aside or satisfied within 20 Business Days;

(h)
a distress, attachment, execution or other process of a Government Agency is issued against, levied or entered upon a asset of an Obligor in an amount exceeding $250,000 and is not set aside or satisfied within 10 Business Days;

(i)
a receiver, controller (within the meaning of section 9 of the Corporations Act) or analogous person is appointed to, or the holder of a Security Interest takes possession of, all or any part of the assets of an Obligor;

(j)	an Obligor:

(1)	suspends payment generally;

(2)	becomes an externally-administered body corporate within the meaning of the Corporations Act;

(3)	becomes subject to administration under Part 5.3A of Chapter 5 of the Corporations Act,; or

(4)	is or states that it is, or is deemed by applicable Law to be, unable to pay its debts;

(k)	pursuant to section 459F of the Corporations Act an Obligor is taken to have failed to comply with a statutory demand;

(l)	an Obligor takes any step for the purpose of entering into a compromise or arrangement with its members or creditors generally;

(m)	anything which is analogous or has an effect which is substantially similar to any of the events in clauses 12.1(d) to 12.1(l) of this definition occurs under any Law;

(n)	an Obligor implements a merger, demerger or scheme of arrangement with any person without the prior approval of the Noteholders;

(o)	an Obligor ceases to carry on, or suspends operation of its, business;

(p)	a material provision of a Transaction Document or Legend Transfer Agreement is held by a court of competent jurisdiction to be illegal, void, voidable or unenforceable;

(q)	any person purports to terminate, rescind or avoid any material provision of any Transaction Document or Legend Transfer Agreement;

(r)	the execution, delivery or performance of the Transaction Documents (including the issue and Conversion of the Notes) or Legend Transfer Agreement by an Obligor:

(1)	breaches its constitution or other constituent documents (as applicable); or

(2)	breaches any Law or obligation, by which it is bound and which would prevent it from entering into and performing all or any material obligations under this agreement;

(s)	the process of any court of authority is invoked against an Obligor or a material part of the property of an Obligor to enforce any judgement or order for any amount;

(t)	any of the following occurs:

Convertible note agreement pg 38

12 Events of default

(1)	any Financial Indebtedness of an Obligor becomes due (other than at the option of that Obligor) prior to its stated maturity;

(2)	any Financial Indebtedness of an Obligor is not paid when due or within any applicable period of grace;

(3)	any Security Interest granted by an Obligor is enforced by reason of the occurrence of an event of default or analogous occurrence (however described); or

(4)
any stock, shares, debenture, bond or similar instrument issued by the an Obligor is required to be redeemed or repurchased prior to its stated maturity by reason of the occurrence of an event of default or analogous occurrence (however described);

(u)
if any Event of Default (or occurrence which would otherwise have been or become an Event of Default) is conditionally waived by the Noteholders and an Obligor does not comply with those conditions or those conditions are not fulfilled (whether by an Obligor or any other person) or are or become incapable of fulfilment;

(v)	a person is appointed under any legislation to manage any part of the affairs of an Obligor;

(w)
all or a material part of the assets of an Obligor are compulsorily acquired by any Government Agency or an Obligor sells or divests all or a material part of its assets pursuant to a binding order from a Government Agency and full compensation is not received for the acquisition, sale or divestiture;

(x)	all or any material provision of any of the Transaction Documents or Legend Transfer Agreement:

(1)	does not have effect or ceases to have effect in accordance with its terms;

(2)	is held to be or becomes void, voidable, illegal, invalid or unenforceable other than by reason of equitable principles or laws affecting creditors’ rights generally; or

(3)
is claimed by an Obligor to be any of the matters referred to in clause 12.1(x)(1) or 12.1(x)(2) or an Obligor or any other person commences any court proceedings to establish any of the matters referred to in clause 12.1(x)(1) or 12.1(x)(2) to be the case;

(y)	any event occurs which has or is likely to have a Material Adverse Effect;

(z)	the abandonment, suspension, cessation, destruction or shutdown of all or a substantial part of the Paradise Phosphate Project;

(aa)	termination or revocation of any of the Key Mining Rights or associated Authorisations or arrangements (including compensation and land access arrangements);

(bb)	the commencement, or pending or threatened commencement, of any Action against any Obligor which is reasonably likely to have a Material Adverse Effect;

(cc)	an Obligor ceases for any reason to be able lawfully to carry out all the transactions contemplated in any of the Transaction Documents or Legend Transfer Agreement; or

(dd)	the Company becomes a member of a Tax Consolidated Group

12.2	Appointment of a Controller

(a)
If the Security Trustee appoints a Controller (as defined in the Security Trust Deed) under a Security (as defined in the Security Trust Deed) on occurrence of an Event of Default referred to in clauses 12.1(b), 12.1(o), 12.1(y), 12.1(z) or 12.1(bb), then that Controller must not enter into any agreement to sell the assets the subject of the Security for a period of 45 days from the date of its appointment.

Convertible note agreement pg 39

13 Tax Indemnity

(b)	For the avoidance of doubt, clause 9.2(a):

(1)
only applies to the first appointment of a Controller and clause 9.2(a) does not apply to any subsequently appointed Controller provided that 45 days has expired since the date of first appointment of a Controller;

(2)	in no way restricts or fetters the rights of the Controller to undertake a sale process for the assets the subject of the Security; and

(3)	must in no way interfere with the performance by the Controller of its obligations under the Corporations Act.

13	Tax Indemnity

13.1	Tax indemnity

Legend indemnifies (and must keep indemnified) the Company from and against the amount of any:

(a)	Tax payable by the Company to the extent that the Tax:

(1)	relates to any period, or part period, up to and including Completion; or

(2)	arises as a result of entry into this agreement or Completion (other than any duty to be paid by the Noteholders under clause 14.4(g)); and

(b)	Tax Costs incurred by or on behalf of the Company to the extent that the Tax Costs arise from or relate to any of the matters for which Legend may be liable under clause 13.1(a).

13.2	Gross up

If the amount received by the Company is treated as income under the Tax Law such that the payment increases the income tax payable by the Company under the Tax Law, then the payment must be grossed-up by such amount as is necessary to ensure that the net amount retained by the Company after deduction of Tax or payment of the increased income tax equals the amount the Company would have retained had the Tax or increased income tax not been payable, after taking into account any benefits or relief relating to Tax.

14	Tax Claims

14.1	Notice of claims

The Company must promptly notify Legend if:

(a)	a Tax Claim is made which the Company believes will give rise to a claim under clause 13;

(b)	the Company decides to make a claim under clause 13; or

Convertible note agreement pg 40

14 Tax Claims

(c)
the Company becomes aware of any events, matters or circumstances (including any potential or threatened Tax Claim) which are reasonably likely to  give rise to a claim under clause 13, whether alone or with any other claim or circumstances.

14.2	Details required

The Company must include in a notice given under clause 14.1:

(a)	all relevant details (including the amount) then known to the Company of the Tax Claim;

(b)	the events, matters or circumstances giving rise to the Claim;

(c)	an extract of any part of a Tax Claim that identifies the liability or amount to which the Tax Claim relates or other evidence of the amount of the Tax Claim; and

(d)
if available or relevant, any corresponding part of any adjustment sheet or other explanatory material issued by a Government Agency which specifies the basis for the Tax Claim or other evidence of that basis.

14.3	Payment of Tax Claims

The Company may not:

(a)	accept, compromise or pay,

(b)	agree to arbitrate, compromise or settle; or

(c)	make any admission or take any action in relation to,

a Tax Claim without the prior consent of Legend.  However, nothing in this clause shall prevent the Company from making payments of Tax, where such payments are due under a Tax Law.

14.4	Disputing Tax Claims

(a)
Following receipt of a notice under clause 14.1 in respect of a Tax Claim, Legend may by written notice to the Company (but no later than 5 Business Days before the due date for payment of the relevant Tax) advise the Company that it wishes to contest the Tax Claim.

(b)	If Legend advises the Company that it wishes to contest the Tax Claim then:

(1)	Legend must pay the Company so much of the Tax as is required by the relevant Government Agency to be paid while any action is being taken under this clause 12.4 by the later of:

(A)	2 Business Days before the due date for payment to the Government Agency; and

(B)	10 Business Days after receipt of the notice given by the Buyer under clause 14.1;

(c)
At Legend’s written request, the Company must take, or procure that the person required to pay the Tax  takes such Disputing Action in a timely manner in relation to the Tax Claim as Legend may reasonably require.

(d)	The Company will not be obliged to take any Disputing Action under this clause 14.4 unless the grounds of objection are considered to have a reasonable chance of success.

Convertible note agreement pg 41

15 Duties, costs and expenses

(e)	The Company must follow, all reasonable directions of Legend relating to the conduct of any Disputing Action referred to in this clause 14.4 including using professional advisers nominated by Legend.

(f)	In making any directions under this clause 14.4, Legend must;

(1)	act in good faith;

(2)	liaise with the Company in relation to conduct of Disputing Action; and

(3)	provide the Company with reasonable access to a copy of any notice, correspondence or other document relating to that Disputing Action; and

(4)
act reasonably in all the circumstances, including, having regard to the likelihood of success and the effect of the directions on the goodwill or reputation of the Company or any party to this agreement.

(g)
The Company must provide Legend with all reasonable assistance requested by it in relation to the Tax Claim and the Disputing Action, including providing, at Legend’s cost, access to witnesses and documentary or other evidence relevant to the Tax Claim or the Disputing Action, allowing it and its legal advisers to inspect and take copies of all relevant books, records, files and documents, and providing it with reasonable access to the personnel, premises and chattels of the Company.

15	Duties, costs and expenses

15.1	Duties

The Noteholders must pay all duty in respect of the execution, delivery and performance of this agreement and any agreement or document entered into or signed under this agreement, however the Company is liable for any duty payable on the transactions contemplated in the Legend Transfer Agreement.

15.2	Costs and expenses

(a)	The Company must pay each Noteholders’ costs and expenses in relation to the negotiation, preparation, execution and delivery of the Transaction Documents.

(b)
Unless otherwise provided for in this agreement, each party must pay its own costs and expenses in respect of the negotiation, preparation, execution, delivery and registration of this agreement and any other agreement or document entered into or signed under this agreement and each Transaction Agreement.

(c)	Any action to be taken by the Noteholders or Legend in performing its obligations under this agreement must be taken at its own cost and expense unless otherwise provided in this agreement.

16	GST

16.1	Definitions

Words used in this clause 16 which have a defined meaning in the GST Law have the same meaning as in the GST Law unless the context indicates otherwise.

Convertible note agreement pg 42

17 Note certificates and register

16.2	GST

(a)	Unless expressly included, the consideration for any supply under or in connection with this agreement does not include GST.

(b)
To the extent that any supply made under or in connection with this agreement is a taxable supply (other than any supply made under another agreement which contains a specific provision dealing with GST), the recipient must pay, in addition to the consideration provided under this agreement for that supply (unless it expressly includes GST) an amount (additional amount) equal to the amount of that consideration (or its GST exclusive market value) multiplied by the rate at which GST is imposed in respect of the supply. The recipient must pay the additional amount at the same time as the consideration to which it is referable.

(c)	Whenever an adjustment event occurs in relation to any taxable supply to which this clause 16.2 applies:

(1)	the supplier must determine the amount of the GST component of the consideration payable; and

(2)	if the GST component of that consideration differs from the amount previously paid, the amount of the difference must be paid by, refunded to or credited to the recipient, as applicable.

16.3	Tax invoices

The supplier must issue a Tax Invoice to the recipient of a supply to which clause 16.2 applies no later than 7 days following payment of the GST inclusive consideration for that supply under that clause.

16.4	Reimbursements

If either party is entitled under this agreement to be reimbursed or indemnified by the other party for a cost or expense incurred in connection with this agreement, the reimbursement or indemnity payment must not include any GST component of the cost or expense to the extent that the cost or expense is the consideration for a creditable acquisition made by the party being reimbursed or indemnified, or by its representative member.

17	Note certificates and register

17.1	Note certificates

(a)
Upon registration of a transfer of Notes, the Company must cancel the Note Certificate in respect of those Notes and re-issue a Note Certificate in respect of the Notes to the transferee (and, if the transferor has retained any Notes represented by the cancelled Note Certificate, re-issue a Note Certificate in respect of those Notes to the transferor).

(b)
Upon repayment of the amount due in respect of Notes on redemption of the Notes or Conversion of Notes, the Company must cancel the Note Certificate in respect of those Notes and re-issue a Note Certificate in respect of the remaining Notes (if any) represented by the cancelled Note Certificate to the holder of those remaining Notes.

Convertible note agreement pg 43

18 Cross guarantee and indemnity

17.2	Maintenance of register

The Company must prepare and maintain a register of the Noteholders containing all usual and proper information relating to the Notes including, without limitation:

(a)	the name and address of each Noteholder;

(b)	the number and Face Value of Notes held by or on behalf of each Noteholder;

(c)	whether Notes held by or on behalf of a Noteholder have been repaid, converted or issued to or transferred to or from the Noteholder;

(d)	the date of issue, transfer, repayment or conversion of each Note;

(e)	if a Note held by or on behalf of the Noteholder has been converted into Ordinary Shares, the number and class of Ordinary Shares issued pursuant to the conversion; and

(f)	the number of each Note Certificate.

17.3	Effect of inscription

(a)
Each inscription in the register of Noteholders is sufficient and conclusive evidence to all persons and for all purposes that the person whose name is so inscribed is the registered holder of the Note, except in the case of manifest error, fraud or a breach by the Company of its obligations under clause 17.2.

(b)	The Company must, if directed by a Noteholder, record on the register of Noteholders that a Noteholder (or nominee) holds Notes as trustee or custodian for another party.

17.4	Inspection

The Company must make the register of Noteholders available for inspection by Noteholders during Business Hours and as required by the Corporations Act.

17.5	Replacement

If any Note Certificate:

(a)
becomes worn out or defaced, the Company must upon the Note Certificate being provided to the Company and upon request by the Noteholder who holds the Notes represented by the Note Certificate cancel the Note Certificate and issue a replacement Note Certificate to the Noteholder; and

(b)
is lost or destroyed, the Company must upon request by the Noteholder who holds the Notes represented by the Note Certificate cancel the Note Certificate and issue a replacement Note Certificate to the Noteholder.

18	Cross guarantee and indemnity

18.1	Cross guarantee and indemnity

Each Obligor:

(a)
unconditionally and irrevocably guarantees to the Noteholders on demand, the due and punctual performance of each Obligor’s obligations under this agreement, including without limitation the payment of any Scheduled Repayment Amount or Redemption Amount; and

Convertible note agreement pg 44

18 Cross guarantee and indemnity

(b)
as a separate and additional liability, indemnifies the Noteholders against all Loss, actions, proceedings and judgments of any nature, incurred by, brought, made or recovered against the Noteholders arising from any default or delay in the due and punctual performance of an Obligor’s obligations under this agreement including without limitation the payment of any Scheduled Repayment Amount or Redemption Amount.

18.2	Extent of cross guarantee and indemnity

The liability of each Obligor under this clause 18 is not affected by anything which, but for this clause 18 might operate to release or exonerate any Obligor in whole or in part from its obligations including any of the following, whether with or without the consent of any Obligor:

(a)	the grant to any Obligor or any other person of any time, waiver or other indulgence, or the discharge or release of any Obligor or any other person from any liability or obligations;

(b)	any transaction or arrangement that may take place between any Obligor, the Noteholders or any other person;

(c)	the Noteholders exercising or refraining from exercising their rights under any security or any other rights, powers or remedies against any Obligor or any other person;

(d)
the amendment, replacement, extinguishment, unenforceability, failure, loss, release, discharge, abandonment or transfer either in whole or in part, and either with or without consideration, of any security now or in the future held by the Noteholders from any Obligor or any other person or by taking of or failure to take any security;

(e)	the failure or omission or any delay by any Obligor or the Noteholders to give notice to any Obligor of any default by any Obligor under this agreement; and

(f)	any legal limitation, disability, incapacity or other circumstances related to any Obligor or any other person.

18.3	Assignment benefit

The Noteholders may assign the benefit of this clause 18 without the consent of any Obligor if the Noteholders assign the benefit of this agreement with the consent of the Company.

18.4	Accession of new Security Provider

If the Company incorporates or acquires a new Subsidiary, then within 10 Business Days following incorporation or acquisition of the new Subsidiary, the Company must procure that the Subsidiary:

(a)	becomes a party to this agreement as a Security Provider by executing a New Security Provider Accession Deed;

(b)	becomes party to the Security Trust Deed in the capacity of a Security Provider by executing an ‘Accession Deed (Security Provider)’; and

(c)	provides Security Interests over its assets to the Security Trustee,

and provides copies of all relevant documents to the parties (copied to the Security Trustee).

Convertible note agreement pg 45

19 Information

19	Information

19.1	Confidentiality

Each party (recipient) must keep secret and confidential, and must not divulge or disclose any information relating to another party or its business (which is disclosed to the recipient by the other party, its representatives or advisers), this agreement or the terms of the Notes other than to the extent that:

(a)
the information is in the public domain as at the date of this agreement (or subsequently becomes in the public domain other than by breach of any obligation of confidentiality binding on the recipient);

(b)
the recipient is required to disclose the information by applicable law, order of court of competent jurisdiction, order of Government Authority having the power to do so or the rules of any recognised stock exchange on which its shares or the shares of any of its related bodies corporate are listed, provided that the recipient has to the extent possible having regard to the required timing of the disclosure consulted with the provider of the information as to the form and content of the disclosure;

(c)
the disclosure is made by the recipient to its financiers or lawyers, accountants, investment bankers, consultants, Permitted Transferee, investors, potential investors, or other professional advisers to the extent necessary to enable the recipient to properly perform its obligations under this agreement or to conduct their business generally, in which case the recipient must ensure that such persons keep the information secret and confidential and do not divulge or disclose the information to any other person;

(d)	the disclosure is required for use in legal proceedings regarding this agreement or the Notes; or

(e)	the party to whom the information relates has consented in writing before the disclosure.

19.2	Extent of obligation

Each recipient must ensure that its directors, officers, employees, agents, investors, potential investors, representatives, financiers, advisers and related bodies corporate (collectively “Confidential Associates”) comply in all respects with the recipient’s obligations under clause 19.1 and shall be liable in full for any disclosure by such Confidential Associate.

20	Notices

20.1	How and where Notices may be sent

A notice or other communication under this agreement (Notice) must be in writing and delivered by hand or sent by pre-paid post to a party at the address for that party in Schedule 1 or as otherwise specified by a party by Notice.

20.2	When Notices are taken to have been given and received

(a)	A Notice sent by post is regarded as given and received on the second Business Day following the date of postage.

Convertible note agreement pg 46

21 Trustee provisions

(b)
A Notice delivered or received other than on a Business Day or after 5.00pm (recipient’s time) is regarded as received at 9.00am on the following Business Day and a Notice delivered or received before 9.00am (recipient’s time) is regarded as received at 9.00am.

21	Trustee provisions

21.1	Capacity

(a)
Each of MIT 1 and MIT 2 (in this clause 21, each a Trustee) enters into this agreement only in its capacity as trustee, of Microcap Investment Trust 1 and Microcap Investment Trust 2, respectively (in this clause 21, each a Trust) and in no other capacity.

(b)
Any obligation or liability of whatever kind undertaken or incurred by, or devolving upon a Trustee under or in respect of this agreement (Obligation) is incurred by that Trustee in its capacity as trustee of the Trust and the Trustee will cease to have any such obligation or liability under this agreement if it ceases for any reason to be the trustee or responsible entity (as the case may be) of Trust. This limitation does not apply to any obligation or liability incurred by a Trustee which arises under this agreement before it ceases to be the trustee of the Trust and which does not become a liability of the new trustee under any applicable law.

(c)
No Trustee will be liable to pay or satisfy any Obligation except out of the assets of the Trust against which it is entitled to be indemnified in respect of any Liability incurred by it as trustee or responsible entity (as the case may be) of the Trust.

(d)
A party may enforce its rights against a Trustee arising from non-performance or breach of the Obligations only to the extent that the Trustee is entitled to be indemnified out of the assets of the Trust.

(e)	If a party does not recover under clauses 21.1(c) or 21.1(d) all money owing to it arising from non-performance or breach of the Obligations, it may not seek to recover the shortfall by:

(1)	bringing proceedings against the Trustee (as relevant) in its personal capacity; or

(2)	applying to have the Trustee wound up or proving in the winding up of the Trustee.

(f)	Nothing in this clause 21.1 limits the Trustee’s personal liability to the extent such liability results from the Trustee’s fraud, dishonesty, negligence, default or breach of trust or breach of duty.

21.2	Trustee representations and warranties

Each Trustee represents and warrants to each other party that, in respect of the Trust of which it is trustee:

(a)	it is the only trustee of the Trust and no action has been taken or is proposed to remove it as trustee of the Trust;

(b)	it has the power under the terms of the Trust to enter into and comply with its obligations under this agreement;

(c)	it has carefully considered the purpose of this agreement and considers that entry into this agreement is for the benefit of the beneficiaries of the Trust;

Convertible note agreement pg 47

22 General matters

(d)
it has a right to be fully indemnified out of the Trust assets in respect of obligations incurred by it under this agreement and the assets of the Trust are sufficient to satisfy that right of indemnity and all other obligations in respect of which the Trustee has a right to be indemnified out of the Trust assets;

(e)	it is not, and has never been, in default under the terms of the Trust;

(f)	no action has been taken or proposed to terminate the Trust; and

(g)	as far as it is aware, it and its directors and other officers have complied with their obligations in connection with the Trust.

21.3	Restrictions

Until all obligations under this agreement are discharged, each Trustee must not, unless required by law or by a contractual arrangement with any beneficiary of the Trust, without the prior written consent of all other parties (not to be unreasonably withheld), do anything which:

(a)	could restrict the Trustee's right of indemnity from the Trust assets in respect of obligations incurred by the Trustee under this agreement; and

(b)	could restrict or impair the ability of the Trustee to comply with its obligations under this agreement.

22	General matters

22.1	Noteholders

The rights and obligations of each Noteholder are several among the Noteholders.

22.2	Waiver

No party to this agreement may rely on the words or conduct of any other party as a waiver of any right unless the waiver is in writing and signed by the party granting the waiver.

The meanings of the terms used in this clause 22.2 are set out below.

Term	Meaning

conduct	includes delay in the exercise of a right.

right	any right arising under or in connection with this agreement and includes the right to rely on this clause.

waiver	includes an election between rights and remedies, and conduct which might otherwise give rise to an estoppel.

Convertible note agreement pg 48

22 General matters

22.3	Invalidity and enforceability

(a)
If any provision of this agreement is invalid under the law of any jurisdiction the provision is enforceable in that jurisdiction to the extent that it is not invalid, whether it is in severable terms or not.

(b)
Clause 22.3(a) does not apply where enforcement of the provision of this agreement in accordance with clause 22.3(a) would materially affect the nature or effect of the parties’ obligations under this agreement.

22.4	Severance

If any provision of this agreement is void, illegal or unenforceable, it may be severed without affecting the enforceability of the other provisions in this agreement.

22.5	Counterparts

This agreement may be executed in any number of counterparts. All counterparts taken together, constitute one instrument. A party may execute this agreement by signing any counterpart.

22.6	Separate capacities

If a person is a party or a Noteholder in more than one capacity of trustee, responsibility entity, agent, custodian or nominee, the person will for the purposes of this agreement be treated as a separate person in respect of each such capacity.

22.7	Further action to be taken at each party’s own expense

Subject to clause 15, the Company must do, and must ensure that each Subsidiary does, at its own expense, all things and execute all documents necessary to give full effect to this agreement and the transactions contemplated by it.

22.8	Cumulative rights

The rights, powers, authorities, discretions and remedies which arise out of or under this agreement are cumulative and do not exclude any other rights, powers, authorities, discretions and remedies of a party (including those which arise as a result of a breach of this agreement or of any other obligation).

22.9	Survival

Clauses 1.1 - 1.5, 7.5, 7.6, 19, 20, 21.1 and any rights, powers, authorities, discretions, remedies and obligations which arise in respect of a breach of this agreement survive termination of this agreement.

22.10	Variation

A variation of any term of this agreement must be in writing and signed by the parties.

22.11	Governing law and jurisdiction

(a)	This agreement is governed by the law in force in State of Victoria.

(b)
Each party irrevocably submits to the non-exclusive jurisdiction of courts exercising jurisdiction in State of Victoria and courts of appeal from them in respect of any proceedings arising out of or in connection with this agreement. Each party irrevocably waives any objection to the venue of any legal process in these courts on the basis that the process has been brought in an inconvenient forum.

Convertible note agreement pg 49

Schedules

Notice details	51

Form of Note certificate	52

Warranties	53

Noteholder Warranties	59

Form of Redemption Notice	60

Cash Flow Model	61

Capital Structure	62

Mining Rights	63

Officer’s certificate	65

Convertible note agreement pg 50

Schedule 1

Notice details

Company and Legend

Address	Level 8, 580 St Kilda Road, Melbourne, 3004

Attention	Craig Michael/Tony Chay

Phone	+613 85322866

Noteholders

Address	Acorn Capital Limited, Level 12, 90 Collins Street, Melbourne 3000

Attention	Robert Routley / Matthew Sheehan

Phone	+613 9639 0522

Convertible note agreement pg 51

Schedule 2

Form of Note certificate

Convertible Note Certificate

Certificate Number: [insert number]

       Insert name, ACN and name of underlying beneficiary (if any)

       (the Company)

THIS IS TO CERTIFY that [insert name, ACN or ABN (if any) and address] in its capacity as custodian for [insert Noteholder] (the Noteholder) is the registered holder of [insert number] convertible notes with a face value of $1 each issued under the convertible note agreement dated [insert date] between [insert parties] (as amended).

The common seal of [insert name of company] is fixed to this document in the presence of sign here ►
Company Secretary/Director

print name

sign here ►
Director

print name

This certificate must be surrendered to the Company on transfer, conversion, repayment or purchase by the Company of any convertible note represented by it.

Convertible note agreement pg 52

Schedule 3

     Warranties

1    General

1.1	Registration

Each Obligor is a corporation registered (or taken to be registered) and validly existing under the Laws of its incorporation.

1.2	Incorporation

Each Obligor is validly incorporated, organised and subsisting in accordance with the Laws of its place of incorporation.

1.3	Power and capacity

Each Obligor has full power and capacity to enter into and perform its obligations under this agreement.

1.4	Corporate authorisations

All necessary authorisations for the execution, delivery and performance by each Obligor of this agreement in accordance with its terms have been obtained or will be obtained prior to Completion or other date required for their performance under a Transaction Document.

1.5	No legal impediment

The execution, delivery and performance by each Obligor of this agreement:

                    (a)  complies with its constitution; and

(b)  does not constitute a breach of any law or obligation, or cause or result in a default under any agreement, or Security Interest, by which each Obligor is bound.

1.6	Solvency

                    (a)  No Obligor has gone, or proposed to go, into liquidation.

                    (b)  No Obligor has passed a winding-up resolution or commenced steps for winding-up or dissolution.

(c)  No Obligor has been presented or threatened with a petition or other process for winding-up or dissolution and there are no circumstances justifying a petition or other process.

(d)  No receiver, receiver and manager, judicial manager, liquidator, administrator, official manager has been appointed, or is threatened or expected to be appointed, over the whole or a substantial part of the undertaking or  property of an Obligor, and there are no circumstances justifying such an appointment.

Convertible note agreement pg 53

Schedule 3 Warranties

(e)  No Obligor has entered into, or taken steps or proposed to enter into, any arrangement, compromise or composition with or assignment of the benefit of its creditors or class of them.

(f)  Each Obligor is solvent and will not become insolvent by entering into and performing its obligations under each Transaction Document to which is a party.

1.7	Capital Structure

The capital structure of the Company is as set out in Schedule 7.

1.8	Ownership

(a)  Each Noteholder will acquire at Completion the full legal and beneficial ownership of the Notes free and clear of all Security Interests, subject to registration of the Noteholder in the register of noteholders.

(b) The Notes are free of competing rights, including pre-emptive rights or rights of first refusal and are fully paid and have no money owing in respect of them.

2    Business Warranties

2.1              The Notes

(a) The Notes have been duly authorised by the Company and, when issued in accordance with this agreement, will constitute valid and legally binding obligations of the Company.

(b) The Company has authority to allot and issue, free from pre-emption rights, sufficient Ordinary Shares to enable the conversion rights attaching to the Notes and all other rights on issue of and Conversion into Ordinary Shares to be satisfied in full.

(c) The Ordinary Shares to be issued on Conversion of the Notes will:

                        (1) not violate any pre-emptive rights of any holder of Ordinary Shares;

(2) be issued credited as fully-paid and will not be subject to calls for further funds; and

(3) rank pari passu with the outstanding Ordinary Shares on the relevant Conversion Date.

(d) There are no restrictions upon the voting or transfer of any of the Ordinary Shares whether pursuant to the Company’s constitution, any Law or any agreement or otherwise.

(e) No action or thing is required to be taken, fulfilled or done (including without limitation the obtaining of any consent or licence or the making of any filing or registration) for the issue of the Notes, the issue of Ordinary Shares on Conversion of the Notes, or the compliance by each Obligor with the terms of the Notes and the agreement as the case may be.

(f) The execution, delivery and performance of this agreement by an Obligor, does not and will not breach any applicable Law, rule, regulation, or breach any judgment, order or decree of any government, governmental body or court, domestic or foreign, having jurisdiction over any Obligor.

Convertible note agreement pg 54

Schedule 3 Warranties

2.2              The Mining Rights

(a) The Obligors (as applicable) have, or will be entitled to, a 100% legal and beneficial right and title to and interest in the Mining Rights, free of all Security Interests (save for the Existing Security Interests and Securities contemplated under this agreement) and other third party rights.

(b) Other than the Mining Rights and the applications for Mining Rights, the Obligors:

(1)  do not have an interest in any tenements;

(2)  have not applied for any tenements;

(3)  do not have any access rights or rights to infrastructure (other than as a member of the public); and

(4)  do not have any water licences relating to the Paradise Phosphate Project.

(c) All operations in respect to the Mining Rights have been conducted in all material respects in accordance with applicable Laws and the terms or conditions of the Mining Rights and there have not been any breaches or defaults that give rise, or may give rise, to:

(1) liabilities under any environmental law or practice or form the basis of reclamation or remediation requirements; or

(2) grounds for the forfeiture, cancellation or revocation of the Mining Rights.

(d) Any material Tax which is payable in respect of the Mining Rights has been paid when due.

(e) No notice has been served on Legend or an Obligor in respect of any of the Mining Rights which might materially impair, prevent or otherwise interfere with the use of or any of the proprietary rights in the Mining Rights.

(f)  Any tenements overlapping the Mining Rights does not extend over any area relating to the Paradise Phosphate Project where such overlap, will, or would reasonably be likely to have, a Material Adverse Effect.

2.3              Intellectual Property

The Company owns or has an enforceable right to use any and all intellectual property necessary or desirable to develop and exploit (including by beneficiation) the Paradise Phosphate Project (Paradise IP). The Paradise IP does not infringe the intellectual property of any third party. All registrations relating to the Paradise IP are valid and enforceable.

2.4              Contractual Arrangements

                   The Company is not a party to any contract, arrangement or understanding that has not been disclosed to the Noteholders.

2.5              Related Party Loans

Except as specifically provided in this agreement, the Company does not owe any amount of money, or is otherwise indebted, to any Related Party.

Convertible note agreement pg 55

Schedule 3 Warranties

2.6              Related Party Contracts

The Company is not a party to any Related Party Transaction other than the Legend Transfer Agreement, the Legend Services Agreement and this agreement.

2.7              The Accounts

(a) The Accounts:

(1) have been prepared in accordance with the Accounting Standards;

(2) show a true and fair view of the financial position and the assets and liabilities of the Obligors on a consolidated basis at the Accounts Date and of the income, expenses and results of the operations of the Obligors for the financial period ended on the Accounts Date;

(3) are not affected by any unusual or non recurring item;

(4) take account of all gains or losses, whether realised or unrealised, arising from foreign currency transactions;

(5) provide appropriately for all liabilities of the Obligors at the Accounts Date; and

(6) note all contingent liabilities of the Obligors as at the Accounts Date.

(b) Since the Accounts Date:

(1)  the business of each Obligor has been conducted in the ordinary course of ordinary business and in a proper and efficient manner;

(2)  no Obligor has entered into a contract or assumed or incurred any liability or obligation or made any payment not provided for in the Accounts except in the ordinary course of ordinary business;

(3)  no dividend or other distribution or repayment of any loan is in arrears or has been declared or paid by the Company; and

(4)  there has been no Material Adverse Change affecting any Obligor.

2.8              Compliance with laws

(a) Each Obligor has complied in all material respects with applicable Laws and administrative requirements, where non compliance will, or would reasonably be likely to, have a Material Adverse Change.

(b) Each Obligor has, or will have at Completion all necessary Authorisations material to conduct the business as it is being carried on at Completion and has paid all fees due in relation to them as they fell due.

(c)  No Obligor is in default, or would be in default but for the requirements of notice or lapse of time, under any agreement to which it is a party, where such default will, or would reasonably be likely to, have a Material Adverse  Effect on the Obligor.

2.9              No litigation

                   No Obligor is or has in the last 3 years been:

(a) a party to any investigation, prosecution, litigation, arbitration proceedings or any other form of mediation or dispute resolution; or

(b) subject to any investigation by any Government Agency; and

Convertible note agreement pg 56

Schedule 3 Warranties

(c) no investigation, prosecution, litigation, proceeding or any other form of mediation or dispute resolution is pending or threatened by, against or in respect of any Obligor, and there are no circumstances which might give rise to any such investigation, prosecution, litigation, proceeding or other form of mediation or dispute resolution.

2.10            Corporate structure

Except as specifically provided under this agreement (or under any transactions contemplated by this agreement), no Obligor is under any obligation to:

(a) grant or create any Security Interest over any interest in any security; or

(b) issue, allot, create, sell, transfer or otherwise dispose of any interest in any security.

2.11            Information

(a) All information given by, or on behalf of, an Obligor or their advisers to a Noteholder or its advisers is accurate, complete and not misleading in any material respect (including by omission) and is all information that would be material to the assessment of the value, nature and the amount of risk undertaken by a prudent investor intending to invest in a company holding the legal and beneficial interest in the Mining Rights.

(b) No information has been included in, or omitted from, the:

(1) McCullough Robertson independent solicitors report; or

(2) Cornwall Stodart due diligence report, provided to the Noteholders that would render that due diligence report misleading in any material respect.

(c) All budgets, forecasts and projections given by, or on behalf of, an Obligor or their advisers to a Noteholder  or its advisers have been honestly and carefully prepared with due care and diligence on a reasonable basis.

3    Tax Warranties

3.1              Withholding

Any obligation on the Company under any Tax Law to withhold amounts at source has been complied with.

3.2              Records

The Company has maintained proper and adequate records to enable it to comply in all material respects with its obligations to:

(a) prepare and submit any information, notices, computations, returns and payments required in respect of any Tax Law;

(b) prepare any accounts necessary for compliance with any Tax Law; and

(c) support any position taken by the Company; and

(d) retain necessary records as required by any Tax Law.

So far as the Obligors are aware, such records are accurate in all material respects.

Convertible note agreement pg 57

Schedule 3 Warranties

3.3              Returns submitted

(a) The Company has submitted any necessary information, notices, computations and returns to the relevant Governmental Agency in respect of any Tax relating to the Company.

(b) So far as the Obligors are aware, any information, notice, computation and return which has been submitted by the Company to a Government Agency in respect of any Tax:

(1) discloses all material facts required to be disclosed under any Tax Law;

(2) is not misleading in any material particular; and

(3) has been submitted with the relevant Government Agency.

3.4              Audit and disputes

(a) The Obligors are not aware of any pending or threatened Tax audit relating to the Company.

(b) There are no disputes between any of the Company, Legend, or any Government Agency in respect of any Tax.

3.5              Stamping

All documents and transactions entered into by the Legend or the Company which are required to be stamped have been duly stamped.

3.6              No tainting

The Company’s share capital account:

(a) is not tainted within the meaning of Division 197 of the Tax Act; and

(b) is not taken to be tainted under section 197-20 of the Income Tax (Transitional Provisions) Act 1997.

3.7              GST

(a) The Company has complied in all material respects with all laws, contracts, agreements or arrangements binding on it relating to GST and, where the Company has the right to require another party to any such agreement or arrangement to pay to it an amount on account of GST, it has enforced that right.

(b) The Company:

(1) is registered for GST;

(2) as far as Legend is aware, has complied with the GST Law;

(3) as far as each of Legend is aware, has adequate systems established for it to ensure it complies with the GST Law;

(4) is a member of Legend’s GST Group.

(c) So far as the Obligors are aware, the representative member of Legend’s GST Group has paid or accounted for all GST on supplies made by that entity and has accounted to that entity for all input tax credits and decreasing  adjustments for creditable acquisitions and creditable importations of that entity.

(d) So far as the Obligors are aware, for each period when the Company was not a member of  Legend’s GST group, the Company has paid or accounted for all GST on supplies for which that entity was liable and has always remitted correct net amounts relating to GST to the relevant Government Agency.

(e)  So far as the Obligors are aware, there is no contract, agreement or arrangement requiring a the Company to supply anything where the consideration for the supply does not include an amount in respect of GST and which does not contain a provision enabling the Company as supplier to recover from the other party to the contract, agreement or arrangement an amount equal to the amount of GST payable on the supply.

Convertible note agreement pg 58

Schedule 4

            Noteholder Warranties

1         Power and Capacity

                    Each Noteholder has full power and capacity to enter into and perform its obligations under this agreement.

2     Corporate authorisations

Each Noteholder has obtained, or will obtain prior to Completion, all necessary authorisations for the execution, delivery and performance of this agreement in accordance with its terms.

3          No legal impediment

The execution, delivery and performance by each Noteholder of this agreement:

(a)  complies with the Noteholder’s constitution or constituent documents (as applicable); and

(b) does not constitute a breach of any law or obligation, or cause or result in a default under any agreement, or Security Interest, by which the Noteholder is bound.

Convertible note agreement pg 59

Schedule 5

Form of Redemption Notice

REDEMPTION NOTICE

To:         The Directors
Paradise Phosphate Pty Ltd

I/We refer to the agreement (as amended) constituting secured unsubordinated convertible notes (Notes) executed by, among others, Paradise Phosphate Pty Ltd (the Company) on [*] 2011 (the Agreement).

Capitalised terms used but not defined in this notice have the meanings given in the Agreement.

We, being the holder(s) of [insert number] Notes (or on whose behalf the Notes are held), hereby exercise our right under clause [to be inserted] of the Agreement to redeem [insert number of Notes] on [insert date] (Redemption Date).

We require the Company to pay [insert amount] in Same Day Funds into [insert account details] on [to be inserted].

The original certificate for the Notes is enclosed.

[Insert execution block]

Dated: [*]

Convertible note agreement pg 60

Schedule 6

Cash Flow Model

Convertible note agreement pg 61

Paradise/Phosphate P/L

	2012
	January	February	March	April	May	June	July	August	September	October	November	December	Total
Revenue										1,400,000
Phosphate Rock (3rd quarter sale)	-	-	-	-	-	-			-	-	-	-	-
	-	-	-	-	-	-			-	-	-	-	-
Operating Costs (Bulk Samples)
Phosphate Rock Costs (over 6 months)	-	50,000	50,000	50,000	100,000	100,000	500,000	800,000	800,000	750,000	-	-	3,200,000
	-	50,000	50,000	50,000	100,000	100,000	500,000	800,000	800,000	750,000	-	-	3,200,000

	-	(50000)	(50000)	(50000)	(100000)	(100000)	(500000)	(800000)	(800000)	(750000)	-	-	(3200000)
Other Income
Interest on Deposits	12,500	19,637	13,036	8,892	13,661	10,350	98,959	94,854	88,680	81,850	75,916	72,926	591,261
	12,500	19,637	13,036	8,892	13,661	10,350	98,959	94,854	88,680	81,850	75,916	72,926	591,261

	12,500	(30,363)	(36,964)	(41,108)	(86,339)	(89,650)	(401,041)	(705,146)	(711,320)	(668,150)	75,916	72,926	2,608,739
Employment Expenses
Per C/Note terms.
Salary & Wages - Exec	77,588	77,588	77,588	77,588	77,588	77,588	77,588	77,588	77,588	77,588	77,588	77,588	931,057
Salary & Wages - Finance, Legal, Admin	52,628	52,628	52,628	52,628	52,628	52,628	52,628	52,628	52,628	52,628	52,628	52,628	631,534
Salary & Wages - Bus. Dev & Relations	9,731	9,731	9,731	9,731	9,731	9,731	9,731	9,731	9,731	9,731	9,731	9,731	116,767
Salary & Wages - Project	133,476	133,476	133,476	133,476	133,476	133,476	133,476	133,476	133,476	133,476	133,476	133,476	1,601,709
Salary & Wages - Exploration	76,343	76,343	76,343	76,343	76,343	76,343	76,343	76,343	76,343	76,343	76,343	76,343	916,117
	349,765	349,765	349,765	349,765	349,765	349,765	349,765	349,765	349,765	349,765	349,765	349,765	4,197,184
Other Costs
Accounting & Tax Fees	-	-	10,000	10,000	10,000	-	-	30,000	40,000	20,000	10,000	-	130,000
Consultants	-	-	50,000	-	-	50,000	-	100,000	100,000	100,000	-	-	400,000
Insurance	16,667	16,667	16,667	16,667	16,667	16,667	16,667	16,667	16,667	16,667	16,667	16,667	200,000
Rent & Outgoings	37,872	37,872	37,872	37,872	37,872	37,872	37,872	37,872	37,872	37,872	37,872	37,872	454,461
Travel	23,925	23,925	32,625	23,125	23,925	21,825	32,625	23,125	23,925	23,125	23,925	23,125	299,200
Vehicle Costs	7,662	7,662	7,662	7,662	7,662	7,662	7,662	7,662	7,662	7,662	7,662	7,662	91,942
Telecommunications	25,409	25,409	25,409	25,409	25,409	25,409	25,409	25,409	25,409	25,409	25,409	25,409	304,908
Information Technology	28,004	93,004	46,754	48,004	28,004	48,004	28,004	28,004	28,004	45,204	28,004	28,004	476,998
Reimbursement to Legend
for costs incurred on behalf of Paradise	625,983	-	-	-	-	-	-	-	-	-	-	-	625,983
Other Expenses	35,440	35,440	37,940	37,940	37,940	37,940	37,940	37,940	37,940	37,940	37,940	37,940	450,280
	800,961	239,978	264,928	206,678	187,478	245,378	186,178	306,678	317,478	313,878	187,478	176,678	3,433,772
Development Project
Environment - EIS	-	200,000	-	50,000	50,000	-	50,000	50,000	-	-	-	-	400,000
Development - Consultants	-	-	-	25,000	75,000	60,000	100,000	100,000	100,000	-	75,000	-	535,000
Development - Permitting	-	-	-	-	-	400,000	-	-	-	-	-	-	400,000
Development - Beneficiation
Plant Tender Documents	-	100,000	100,000	-	-	-	-	-	-	-	-	-	200,000
Development - Metallurgy	-	80,000	-	-	-	-	-	-	-	-	-	-	80,000
Engineering/Transport	35,000	135,000	135,000	35,000	35,000	85,000	35,000	85,000	85,000	135,000	135,000	35,000	970,000
Development - Other	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	120,000
	45,000	525,000	245,000	120,000	170,000	555,000	195,000	245,000	195,000	145,000	220,000	45,000	2,705,000
Exploration Costs
Exploration	57,046	157,046	157,046	57,046	57,046	57,046	57,046	157,046	107,046	157,046	57,046	57,046	1,134,553
Exploration - Rent	11,689	1,143	-	12,282	-	10,037	10,122	26,122	5,717	2,287	-	11,689	91,087
Exploration - King Eagle Minimum	-	-	-	-	-	17,808	-	-	-	31,655	46,164	-	95,627
Exploration - King Eagle JV	-	-	-	-	-	-	-	-	-	100,000	100,000	-	200,000
Exploration - Native Title	150,000	-	-	-	-	-	-	50,000	50,000	-	-	-	250,000
	218,735	158,189	157,046	69,328	57,046	84,891	67,168	233,168	162,763	290,988	203,210	68,735	1,771,267

Total Expenditure	1,414,461	1,272,933	1,016,740	745,772	764,290	1,235,035	798,112	1,134,611	1,025,007	1,099,631	960,454	640,178	12,107,224

Net Outflow	(1,401,961)	(1,303,296)	(1,053,704)	(786,880)	(850,629)	(1,324,685)	(1,199,152)	(1,839,757)	(1,736,327)	(1,767,781)	(884,538)	(567,252)	(14,715,963)
Other
Funds from Convertible Note	7,500,000	-	-	2,500,000	-	-	-	-	-	-	-	-	10,000,000
C/Note & Initial IPO Costs	(207,000)	(677,000)	(189,500)	(282,500)	(142,500)	(292,500)	(32,500)	(12,500)	(312,500)	(12,500)	(12,500)	(12,500)	(2,186,000)
	$5,891,039	($1,980,296)	($1,243,204)	$1,430,620	($993,129)	($1,617,185)	($1,231,652)	($1,852,257)	($2,048,827)	($1,780,281)	($897,038)	($579,752)	($6,901,963)

Cumulative	5,891,039	3,910,742	2,667,539	4,098,159	3,105,030	1,487,845	256,193	(1,596,064)	(3,644,892)	(5,425,173)	(6,322,211)	(6,901,963)	(6,901,963)

Funds from IPO??	-	-	-	-	-	30,000,000	-	-	-	-	-	-	30,000,000
IPO Underwriting Fee	-	-	-	-	-	(1,500,000)	-	-	-	-	-	-	(1,500,000)
IPO Listing Costs??	-	-	-	-	-	(300,000)	-	-	-	-	-	-	(300,000)
	$-	$-	$-	$-	$-	$28,200,000	$-	$-	$-	$-	$-	$-	$28,200,000

Cumulative	$5,891,039	$3,910,742	$2,667,539	$4,098,159	$3,105,030	$29,687,845	$28,456,193	$26,603,936	$24,555,108	$22,774,827	$21,877,789	$21,298,037	$21,298,037

NOTE:  Does not include Infrastructure Costs, Beneficiation Plan or any associated costs.

Schedule 7

Capital Structure

100,000,002 Ordinary Shares

Convertible note agreement pg 62

Schedule 8
             Mining Rights

4     Granted mining tenements

Project	Tenement
Paradise South	EPM 16942 EPM 17447
Paradise North	ML 90191 EPM 17330 EPM 17441 EPM 15015 EPM 15014
D-Tree	ML 90190 EPM 14753 EPM 15763 EPM 17446 EPM 17333
Other tenements	Farm in Rights under King Eagle Farm-In/Joint Venture Agreement EPM 14905 EPM 14906 EPM 14912

5          Application for mining tenements

Project	Application
Paradise South	MLA 90197

Convertible note agreement pg 63

Schedule 8 Mining Rights

Paradise North	EPMA 17087 EPMA 18209
D-Tree	EPMA 17443
Other tenements

6          Access, water and infrastructure rights

Project	Application
Paradise South	MLA 90221 MLA 90222 MLA 90223 MLA 90224 MLA 90225 MLA 90226 MLA 90227
Paradise North	MLA 90210
D-Tree
Other tenements

Convertible note agreement pg 64

Schedule 9
Officer's certificate

To:       [Acorn Capital Limited]
(the Noteholders)

I refer to the convertible note agreement between Paradise Phosphate Pty Ltd, [insert Acorn entities] (Convertible Note Agreement).

I [insert name] am a director of [insert name(s) of Company / Security Providers] (each an Obligor).

A term defined in the Convertible Note Agreement has the same meaning when used in this certificate.

I have been authorised by each Obligor to give this certificate.

                    I certify as follows:

1          Relevant Documents

Attached to this certificate are true, complete and up-to-date copies of each of the following:

(a)  constitution: the constitution of each Obligor;

(b)  [power of attorney: a duly executed power of attorney granted by the each Obligor authorising execution of the Transaction Documents to which it is a party;]

(c) [board minutes: extracts of minutes of a meeting of the directors of the each Obligor approving the execution and performance of its obligations under the Transaction Documents to which it is expressed to be a party and the granting of the power of attorney referred to in clause 1(b).]

2          No revocation

Each document[, power of attorney] and resolution referred to in clause 1 is in full force and effect and has not been amended, modified or revoked.

3          Officers

The following signatures are the true signatures of each of the officers of the each Obligor as at the date of this certificate:

Name	Position	Signature
[insert name]	[insert details of position]
[insert name]	[insert details of position]
[insert name]	[insert details of position]

Convertible note agreement pg 65

Schedule 9 Officer's certificate

4          Representation

I represent and warrant that no Event of Default has occurred which is continuing or will occur as a result of the issue of the Notes.

5          Certification

I certify that as at the date of execution of each Transaction Document:

(a)  each Obligor, before entering into any Transaction Document to which it is a party, has, in connection with the execution, delivery and performance of each such Transaction Document, complied with chapter 2E and Part 2J.3 of the Corporations Act; and

(b) each Obligor is solvent and will not become insolvent by entering into and performing its obligations under each Transaction Document to which is a party.

sign here ►
Director[insert name and capacity – director/secretary]

date

Convertible note agreement pg 66

Signing page

Executed as an agreement

Initial Noteholder

Executed by Australian Microcap Investments Pty Ltd as trustee for Microcap Investment Trust 1 by sign here ►
Director

print name

sign here ►
Director/Secretary

print name

Initial Noteholder

Executed by Australian Microcap Investments Pty Ltd as trustee for Microcap Investment Trust 2 by sign here ►
Director

print name

sign here ►
Director/Secretary

print name

Convertible note agreement pg 67

Signing page

Company

Executed by Paradise Phosphate Pty Ltd by

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Company Secretary/Director

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Director

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Legend

Executed by Legend International Holdings, Inc by

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Convertible note agreement pg 68

Attachments

Deed of adherence

New Security Provider Accession Deed Poll

Convertible note agreement pg 1

Attachment 1

Deed of adherence

Date ►

This deed poll is made by
New Noteholder	[insert name of New Noteholder] [insert address of New Noteholder]
Recitals
1 [insert name of transferor] proposes to transfer the Relevant Notes to the New Noteholder in accordance with the Convertible Note Agreement.

2 The New Noteholder wishes to make this deed poll to enable such transfer of the Relevant Notes to occur.

This deed witnesses as follows:

1          Definitions and interpretation

1.1              Definitions

The meanings of the terms used in this deed, including the recitals to this deed, are set out below.

Term	Meaning
Applicable Provisions

the terms and conditions of the Convertible Note Agreement, except to the extent that any such terms and conditions:

1 have been fully performed before Registration; or

2 are incapable of application to the New Noteholder.

Convertible Note Agreement	the convertible note agreement dated [insert date] between the Company, Legend, MIT 1 and MIT 2 (as amended).
Party	a party to the Convertible Note Agreement.
Registration	the entry of the New Noteholder in the register of Noteholders of the Company as the holder of any Note.
Relevant Notes	[insert number and class of Notes which are to be transferred to the New Noteholder].

Convertible note agreement pg 2

Attachment 1 Deed of adherence

1.2              Definitions in Convertible Note Agreement

A word or phrase defined in the Convertible Note Agreement has the same meaning when used in this agreement (except as otherwise specified or the context otherwise provides).

2          Adherence

Subject to the transfer of the Relevant Notes from [insert name of transferor] to the New Noteholder being executed and delivered to the New Noteholder, the New Noteholder agrees for the benefit of the Parties to observe and perform and be bound by the Applicable Provisions to the intent and effect that the New Noteholder will as from Registration be deemed to:

(a)  be a party to the Convertible Note Agreement; and

(b) have the rights and obligations of a Noteholder under the Applicable Provisions.

3          Amendment

For the purpose of clause 20 of the Convertible Note Agreement, the address details of the New Noteholder are as follows:

The address of [insert name of new Noteholder] is:
                            [insert address of new Noteholder]
                   Attention:           [insert name of contact for new Noteholder]
                   Facsimile:            [insert facsimile number of new Noteholder]

Convertible note agreement pg 3

Attachment 1 Deed of adherence

4          One instrument

                   This deed poll will be read together with the Convertible Note Agreement, both of which will together be construed as one and the same instrument.

            Executed as a deed poll

                    [insert relevant execution clause]

Convertible note agreement pg 4

Attachment 2

New Security Provider Accession Deed Poll

Date ►

This deed poll is made by
New Security Provider	[insert name of New Security Provider] [insert ACN/ABN/ARBN] of [insert address]
Recitals	[insert details]
This deed poll witnesses as follows:

1          Interpretation

1.1               Incorporated definitions

A word or phrase (other than one defined in clause 1.2) defined in the Convertible Note Agreement has the same meaning in this deed poll.

1.2              Definitions

                   The meanings of the terms used in this deed poll are set out below.

Term	Meaning
Applicable Provisions
the terms and conditions of the Convertible Note Agreement, except to the extent that any such terms and conditions:

1 have been fully performed before accession; or

2 are incapable of application to the New Security Provider.

Effective Date	the date of this deed poll.
Convertible Note Agreement	the convertible note agreement dated [insert date] between the Company, Legend, MIT 1 and MIT 2 (as amended).
Party	a party to the Convertible Note Agreement

Convertible note agreement pg 1

Attachment 2 New Security Provider Accession Deed Poll

1.3              Definitions and Interpretation

A word or phrase defined, and the interpretation provisions, in the Convertible Note Agreement apply to this deed poll as if set out in full in this deed poll.

2          New Security Provider becomes a party

With effect on and from the Effective Date, the New Security Provider agrees for the benefit of the Parties:

(a)  to be a party to the Convertible Note Agreement;

(b)  bound by the Applicable Provisions and has the same rights and assumes the same obligations as if it were a party to the Convertible Note Agreement as a Security Provider; and

(c) each reference in the Convertible Note Agreement to ‘Security Provider’ includes a reference to the New Security Provider.

3          Acknowledgements

3.1              Copies of documents

The New Security Provider acknowledges that it has received a copy of the Convertible Note Agreement together with the other information it has required in connection with this deed poll.

4          Notices

For the purposes of clause 20 of the Convertible Note Agreement, the details of the New Security Provider are as follows:

Name:

Office:

Address:

Attention:

                    Facsimile:

Convertible note agreement pg 2

Attachement 2 New Security Provider Accession Deed Poll

5          One instrument

                   This deed poll will be read together with the Convertible Note Agreement, both of which will together be construed as one and the same instrument.

6          Attorneys

                   Each of the attorneys executing this deed states that the attorney has no notice of revocation of the attorney's power of attorney.

            Executed as a deed poll

                   [insert execution clauses]

Convertible note agreement pg 3

Signing page

Executed as a deed

Initial Noteholder

Signed, sealed and delivered for Australian Microcap Investments Pty Ltd as trustee for Microcap Investment Trust 1 by

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Director

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Director/Secretary

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Initial Noteholder

Signed, sealed and delivered for Australian Microcap Investments Pty Ltd as trustee for Microcap Investment Trust 2 by

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Director

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Director/Secretary

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Signing page

Company

Signed, sealed and delivered for Paradise Phosphate Pty Ltd by

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Company Secretary/Director

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Director

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Legend

Signed, sealed and delivered for Legend International Holdings, Inc by

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